ATLASSIAN, INC.,

as Issuer

ATLASSIAN CORPORATION PLC,

as Guarantor

AND

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

INDENTURE

Dated as of April 27, 2018
0.625% Cash Exchangeable Senior Notes due 2023

TABLE OF CONTENTS Page

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Article 1
Definitions

Section 1.01	Definitions...........................................................................................1

Section 1.02	References to Interest........................................................................14
Article 2
Issue, Description, Execution, Registration and Exchange of Notes

Section 2.01	Designation and Amount...................................................................14

Section 2.02	Form oF Notes..................................................................................15

Section 2.03	Date and Denomination of Notes; Payments of Interest and Defaulted Amounts...........................................................................15

Section 2.04	Execution, Authentication and Delivery of Notes............................17

Section 2.05	Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary..........................................................................17

Section 2.06	Mutilated, Destroyed, Lost or Stolen Notes......................................23

Section 2.07	Temporary Notes...............................................................................24

Section 2.08	Cancellation of Notes Paid, Exchanged, Etc....................................24

Section 2.09	CUSIP Numbers ................................................................................................24
Section 2.10     Additional Notes; Repurchases.............................................................24
Article 3
Satisfaction and Discharge

Section 3.01	Satisfaction and Discharge................................................................25
Article 4
Particular Covenants of the Company and the Guarantor

Section 4.01	Payment of Principal and Interest.....................................................25

Section 4.02	Maintenance of Office or Agency.....................................................25

Section 4.03	Appointments to Fill Vacancies in Trustee’s Office..........................26

Section 4.04	Provisions as to Paying Agent..........................................................26

Section 4.05	Existence...........................................................................................27

Section 4.06	Rule 144A Information Requirement; Reports.................................27

Section 4.07	Stay, Extension and Usury Laws......................................................29

Section 4.08	Compliance Certificate; Statements as to Defaults..........................29

Section 4.09	Further Instruments and Acts...........................................................30

Section 4.10	Additional Amounts.........................................................................30

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Article 5
Lists of Holders and Reports by the Company and the Trustee

Section 5.01	Lists of Holders.................................................................................32

Section 5.02	Preservation and Disclosure of Lists.................................................32
Article 6
Defaults and Remedies

Section 6.01	Events of Default..............................................................................32

Section 6.02	[Reserved].........................................................................................34

Section 6.03	Acceleration; Rescission and Annulment.........................................34

Section 6.04	Additional Interest............................................................................35

Section 6.05	Payments of Notes on Default; Suit Therefor...................................36

Section 6.06	Application of Monies Collected by Trustee....................................37

Section 6.07	Proceedings by Holders ................................................................................38

Section 6.08	Proceedings by Trustee.....................................................................39

Section 6.09	Remedies Cumulative and Continuing.............................................39

Section 6.10	Direction of Proceedings and Waiver of Defaults by Majority of Holders.............................................................................................39

Section 6.11	Notice of Defaults............................................................................40

Section 6.12	Undertaking to Pay Costs.................................................................40
Article 7
Concerning the Trustee

Section 7.01	Duties and Responsibilities of Trustee .............................................41

Section 7.02	Reliance on Documents, Opinions, Etc ....................................................42

Section 7.03	No Responsibility for Recitals, Etc ..................................................43

Section 7.04	Trustee, Paying Agents, Exchange Agents, Bid Solicitation Agent or Note Registrar May Own Notes ..................................................................43

Section 7.05	Monies to Be Held in Trust ..............................................................43

Section 7.06	Compensation and Expenses of Trustee ..........................................43

Section 7.07	Officer’s Certificate as Evidence .....................................................44

Section 7.08	Eligibility of Trustee ........................................................................44

Section 7.09	Resignation or Removal of Trustee ..................................................45

Section 7.10	Acceptance by Successor Trustee ....................................................46

Section 7.11	Succession by Merger, Etc ...............................................................46

Section 7.12	Trustee’s Application for Instructions from the Company................47
Article 8
Concerning the Holders

Section 8.01	Action by Holders ............................................................................47

Section 8.02	Proof of Execution by Holders.........................................................48

Section 8.03	Who Are Deemed Absolute Owners.................................................48

Section 8.04	Company-Owned Notes Disregarded...............................................49

Article 9
Holders’ Meetings

Section 9.01	Purpose of Meetings.........................................................................49

Section 9.02	Call of Meetings by Trustee..............................................................50

Section 9.03	Call of Meetings by Company or Holders........................................50

Section 9.04	Qualifications for Voting...................................................................50

Section 9.05	Regulations ......................................................................................50

Section 9.06	Voting................................................................................................51

Section 9.07	No Delay of Rights by Meeting .......................................................51
Article 10
Supplemental Indentures

Section 10.01	Supplemental Indentures Without Consent of Holders ...................51

Section 10.02	Supplemental Indentures with Consent of Holders..........................52

Section 10.03	Effect of Supplemental Indentures...................................................54

Section 10.04	Notation on Notes.............................................................................54

Section 10.05	Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee .............................................................................................54
Article 11
Consolidation, Merger and Sale of Assets

Section 11.01	Company and Guarantor May Consolidate, Etc. on Certain Terms .................................................................................................................54

Section 11.02	Successor Corporation to Be Substituted..................................................55
Article 12
Immunity of Incorporators, Shareholders, Officers and Directors

Section 12.01	Indenture and Notes Solely Corporate Obligations................................56
Article 13
Guarantee

Section 13.01	Guarantee ..............................................................................................57

Section 13.02	Execution and Delivery of Guarantee....................................................58

Section 13.03	Limitation of Guarantor’s Liability; Certain Bankruptcy Events.....59

Section 13.04	Application of Certain Terms and Provisions to the Guarantor .........59
Article 14
Exchange of Notes

Section 14.01	Exchange Privilege ..........................................................................60

Section 14.02	Exchange Procedure; Payment Upon Exchange ..............................63

Section 14.03
Increased Exchange Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Change or During a Redemption Period ...........................................................................65

Section 14.04	Adjustment of Exchange Rate .........................................................67

Section 14.05	Adjustments of Prices ......................................................................76

Section 14.06	[Reserved] ........................................................................................76

Section 14.07	Effect of Recapitalizations, Reclassifications and Changes of Class A Ordinary Shares ...............................................................................76

Section 14.08	[Reserved] ........................................................................................78

Section 14.09	Responsibility of Trustee..................................................................78

Section 14.10	[Reserved].........................................................................................78

Section 14.11	Shareholder Rights Plans..................................................................78

Section 14.12	Exchange of Notes to a Financial Institution in Lieu of Exchange for Cash...................................................................................................78
Article 15
Repurchase of Notes Upon a Fundamental Change

Section 15.01	[Reserved] ........................................................................................79

Section 15.02	Repurchase at Option of Holders Upon a Fundamental Change.......79

Section 15.03	Withdrawal of Fundamental Change Repurchase Notice ................82

Section 15.04	Deposit of Fundamental Change Repurchase Price .........................82

Section 15.05	Covenant to Comply with Applicable Laws Upon Repurchase of Notes ................................................................................................83
Article 16
Redemption For a Change in Tax Law

Section 16.01	Optional Redemption for Changes in the Tax Laws of the Relevant Taxing Jurisdictions .........................................................................83

Section 16.02	Notice of Tax Redemption ...............................................................84

Section 16.03	Payment of Notes Called for Tax Redemption ................................85

Section 16.04	Holders’ Right to Avoid Redemption ...............................................86

Section 16.05	Restrictions on Tax Redemption ......................................................86
Article 17
Optional Redemption

Section 17.01	Optional Redemption on or after November 6, 2020 ......................86

Section 17.02	Notice of Optional Redemption; Selection of Notes .......................87

Section 17.03	Payment of Notes Called for Optional Redemption ........................88

Section 17.04	Restrictions on Optional Redemption ..............................................88
Article 18
Miscellaneous Provisions

Section 18.01	Provisions Binding on Company’s and Guarantor’s Successors......88

Section 18.02	Official Acts by Successor Person ...................................................88

Section 18.03	Addresses for Notices, Etc ...............................................................89

Section 18.04	Governing Law; Jurisdiction ............................................................90

Section 18.05	Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee ......................................................91

Section 18.06	Legal Holidays ................................................................................91

Section 18.07	No Security Interest Created ............................................................91

Section 18.08	Benefits of Indenture ........................................................................91

Section 18.09	Table of Contents, Headings, Etc ..............................................................93

Section 18.10	Authenticating Agent .................................................................................... 93

Section 18.11	Execution in Counterparts ...............................................................93

Section 18.12	Severability.......................................................................................93

Section 18.13	Waiver of Jury Trial........................................................................................93

Section 18.14	Force Majeure....................................................................................................93

Section 18.15	Calculations........................................................................................................93

Section 18.16	USA PATRIOT Act..........................................................................................94

Section 18.17	Tax Withholding ...............................................................................................94

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EXHIBIT
Exhibit A    Form of Note.........................................................................................................A-1

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INDENTURE dated as of April 27, 2018 among ATLASSIAN, INC., a company incorporated under the laws of Delaware, as issuer (the “Company” as more fully set forth in Section 1.01), ATLASSIAN CORPORATION PLC, a public limited company organized under the laws of England and Wales, as Guarantor (the “Guarantor” as more fully set forth in Section 1.01), and U.S. Bank National Association, as trustee (the “Trustee,” as more fully set forth in Section 1.01).
W I T N E S S E T H:
WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 0.625% Cash Exchangeable Senior Notes due 2023 (each a “Note” and collectively, the “Notes”) fully and unconditionally guaranteed on a senior unsecured basis by the Guarantor of the tenor and amount hereinafter set forth, initially in an aggregate principal amount not to exceed $850,000,000 (as increased by an amount equal to the aggregate principal amount of any additional Notes purchased by the Initial Purchasers pursuant to the exercise of their option to purchase additional Notes as set forth in the Purchase Agreement), and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and
WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Exchange, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and
WHEREAS, the Company and the Guarantor, respectively, have done all acts and things necessary to make the Notes authenticated and delivered by the Trustee or a duly authorized authenticating agent thereof and the Guarantee, as in this Indenture provided, the valid, binding and legal obligations of the Company and the Guarantor, respectively, and to make this Indenture a valid and binding agreement of the Company, the Guarantor and the Trustee in accordance with the terms of the Indenture.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company and the Guarantor covenant and agree with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

Article 1
Definitions
Section 1.01    Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.
“Additional Interest” means all amounts, if any, payable pursuant to Section 4.06(e) and Section 6.04, as applicable.
“Additional Shares” shall have the meaning specified in Section 14.03(a).
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding anything to the contrary herein, the determination of whether one Person is an “Affiliate” of another Person for purposes of this Indenture shall be made based on the facts at the time such determination is made or required to be made, as the case may be, hereunder.
“Affiliated Holders” means (a), with respect to any specified natural person, any company, partnership, trust, foundation or other entity or investment vehicle for which such specified natural person (or such specified person’s estate) retains dispositive power with respect to the Class A Ordinary Shares and/or the Class B Ordinary Shares (or such other Common Equity into which the Class B Ordinary Shares have been converted into, or exchanged for, in an event analogous to a Share Exchange Event), as the case may be, held by such company, partnership, trust, foundation or other entity or investment vehicle, and the trustees, legal representatives, beneficiaries and/or beneficial owners of such company, partnership, trust, foundation or other entity or investment vehicle and (b) the estates of such specified natural person.
“Applicable Law” shall have the meaning specified in Section 18.16.
“Applicable Procedures” means, with respect to a Depositary, as to any matter at any time, the policies and procedures of such Depositary, if any, that are applicable to such matter at such time.
“Bankruptcy Code” means Title 11 of the U.S. code.
“Bankruptcy Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Bankruptcy Law” means the Bankruptcy Code or any similar federal, state or foreign law for the relief of debtors.
“Benefited Party” shall have the meaning specified in Section 13.01.
“Bid Solicitation Agent” means the Company or the Person appointed by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 14.01(b). The Company shall initially act as the Bid Solicitation Agent.
“Board of Directors” means the board of directors of the Company or the Guarantor, as applicable, or comparable governing body or any committee thereof duly authorized, with respect to any particular matter, to act by or on behalf of the Board of Directors or comparable governing body.
“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or the Guarantor, as applicable, to have been duly adopted by the relevant Board of Directors and to be in full force and effect on the date of such certification.
“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.
“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock, partnership or limited liability company interests or other equity securities issued by that entity; provided that debt securities that are convertible into or exchangeable for Capital Stock shall not constitute Capital Stock prior to their conversion or exchange, as the case may be.
“Change in Tax Law” shall have the meaning specified in Section 16.01(a).
“Class A Ordinary Shares” means the Class A Ordinary Shares of the Guarantor, nominal value $0.10 per share, at the date of this Indenture, subject to Section 14.07.
“Class B Ordinary Shares” means the Class B Ordinary Shares of the Guarantor, nominal value $0.10 per share, at the date of this Indenture.
“Clause A Distribution” shall have the meaning specified in Section 14.04(c).
“Clause B Distribution” shall have the meaning specified in Section 14.04(c).
“Clause C Distribution” shall have the meaning specified in Section 14.04(c).
“close of business” means 5:00 p.m. (New York City time).
“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.
“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.
“Company Order” means a written order of the Company or the Guarantor, as applicable, signed by an Officer of the Company or the Guarantor, as applicable, and delivered to the Trustee.
“Corporate Event” shall have the meaning specified in Section 14.01(b)(iii).
“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 1 California Street, Suite 1000, San Francisco, California 94111 Attention: Corporate Trust Services, or such other address as the Trustee may designate from time to time by notice to the Holders, the Company and the Guarantor, or the principal corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders, the Company and the Guarantor).
“Custodian” means the Trustee, as custodian for The Depositary Trust Company, with respect to the Global Notes, or any successor entity thereto.
“Daily Exchange Value” means, for each of the 40 consecutive Trading Days during the Observation Period, one-fortieth (1/40th) of the product of (a) the Exchange Rate on such Trading Day and (b) the Daily VWAP for such Trading Day.
“Daily VWAP” means, for each of the 40 consecutive Trading Days during the relevant Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “TEAM US <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one Class A Ordinary Share on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Guarantor). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.
“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.
“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Redemption Price, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(c) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.
“Distributed Property” shall have the meaning specified in Section 14.04(c).
“Effective Date” shall have the meaning specified in Section 14.03(c), except that, as used in Section 14.04, “Effective Date” means the first date on which the Class A Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.
“Event of Default” shall have the meaning specified in Section 6.01.
“Ex-Dividend Date” means the first date on which the Class A Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Guarantor or, if applicable, from the seller of Class A Ordinary Shares on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Exchange Agent” shall have the meaning specified in Section 4.02.
“Exchange Amount” shall have the meaning specified in Section 14.02(a).
“Exchange Date” shall have the meaning specified in Section 14.02(c).
“Exchange Election” shall have the meaning specified in Section 14.12(a).
“Exchange Obligation” shall have the meaning specified in Section 14.01(a).
“Exchange Price” means as of any time, $1,000, divided by the Exchange Rate as of such time.
“Exchange Rate” shall have the meaning specified in Section 14.01(a).
“Expiration Date” shall have the meaning specified in Section 14.04(e).
“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.
“Form of Fundamental Change Repurchase Notice” means the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Note” means the “Form of Note” attached hereto as Exhibit A.
“Form of Notice of Exchange” means the “Form of Notice of Exchange” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.
“Founders” means (a) Michael Cannon-Brookes, the Guarantor’s Co-Chief Executive Officer on the date hereof, and Scott Farquhar, the Guarantor’s Co-Chief Executive Officer on the date hereof, and (b) each of the respective Affiliated Holders of the persons referred to in clause (a) of this definition.
“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:
(a)    except as described in clause (b) below, a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, the Guarantor, the Guarantor’s other Subsidiaries and their respective employee benefit plans, becomes the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of (i) Class A Ordinary Shares representing more than 50% of the Class A Ordinary Shares (or such other Common Equity into which the Class A Ordinary Shares have been reclassified) or (ii) Common Equity representing more than 50% of the voting power of the Guarantor’s Common Equity, and, in either case, files a Schedule TO (or any successor schedule, form or report) or any schedule, form or report under the Exchange Act disclosing such fact, unless such beneficial ownership arises solely as a result of a revocable proxy delivered in response to a public proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act; provided that no person or group shall be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or group until such tendered securities are accepted for purchase or exchange under such offer; provided further that any such filing by or including one or more Founders shall not be a Fundamental Change pursuant to this clause unless such filing discloses that such Founder or Founders have become the direct or indirect beneficial owner of more than 10% of the Class A Ordinary Shares (or such other Common Equity into which the Class A Ordinary Shares have been reclassified), such percentage of the Class A Ordinary Shares to be calculated by excluding from both the numerator and the denominator (i) any Class A Ordinary Shares (or such other Common Equity into which the Class A Ordinary Shares have been reclassified) and (ii) any Class A Ordinary Shares (or such other Common Equity into which the Class A Ordinary Shares have been reclassified) issued or issuable on conversion of Class B Ordinary Shares (or such other Common Equity into which the Class B Ordinary Shares have been converted into, or exchanged for, in an event analogous to a Share Exchange Event), in each of clauses (i) and (ii) of this proviso, (x) directly or indirectly beneficially owned by such Founder or Founders, as the case may be, on the date of this Indenture or (y) issued by the Guarantor to such Founder or Founders, as the case may be, on or after April 24, 2018;
(b)    the consummation of (A) any recapitalization, reclassification or change of Class A Ordinary Shares (other than changes resulting from a subdivision or combination or solely a change in par or nominal value or the mandatory reclassification of the Class A Ordinary Shares and the Class B Ordinary Shares into a single class of ordinary shares pursuant to the terms of the Guarantor’s Amended and Restated Articles of Association) as a result of which Class A Ordinary Shares would be converted into, or exchanged for, stock, other securities, other property or assets (other than as described in clause (B) below); (B) any share exchange, consolidation or merger of the Guarantor pursuant to which Class A Ordinary Shares will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Guarantor and its Subsidiaries, taken as a whole, to any Person other than one of the Guarantor’s direct or indirect Wholly Owned Subsidiaries; provided, however, neither (i) a transaction described in clause (B) where the holders of all classes of the Guarantor’s Common Equity immediately prior to such transaction that is a share exchange, consolidation or merger own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such event in substantially the same proportions (relative to each other) as such ownership immediately prior to such event, nor (ii) any share exchange, consolidation or merger, transfer of assets or similar transaction solely for the purpose of changing the Guarantor’s jurisdiction of organization and resulting in a reclassification, conversion or exchange of outstanding Class A Ordinary Shares solely into common stock of the surviving corporation that are listed or quoted on any of The NASDAQ Global Select Market, The NASDAQ Global Market or the New York Stock Exchange (or any of their respective successors), and as a result of such transaction or transactions such common stock becomes Reference Property for the Notes, shall be a Fundamental Change pursuant to this clause (b);
(c)    the shareholders of the Guarantor approve any plan or proposal for the liquidation or dissolution of the Guarantor; or
(d)    the Class A Ordinary Shares (or other ordinary shares, common shares, American Depositary shares or other Common Equity underlying the Notes) cease to be listed or quoted on any of The NASDAQ Global Select Market, The NASDAQ Global Market or the New York Stock Exchange (or any of their respective successors) and are not listed or quoted on one of The NASDAQ Global Select Market, The NASDAQ Global Market or the New York Stock Exchange (or any of their respective successors) concurrently with such cessation;
provided, however, that a transaction or transactions described in clause (b) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by holders of the Class A Ordinary Shares, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ or appraisal rights, in connection with such transaction or transactions consists of ordinary shares, common shares, American Depositary shares or other Common Equity that are listed or quoted on any of The NASDAQ Global Select Market, The NASDAQ Global Market or The New York Stock Exchange (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration becomes Reference Property for the Notes, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights (subject to the provisions set forth under Section 14.02). If any transaction in which the Class A Ordinary Shares are replaced by the securities of another entity occurs, following completion of any related Make-Whole Fundamental Change Period (or, in the case of a transaction that would have been a Fundamental Change or a Make-Whole Fundamental

Change but for this proviso, following the effective date of such transaction) references to Guarantor in this definition shall instead be references to such other entity.
“Fundamental Change Company Notice” shall have the meaning specified in Section 15.02(c).
“Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.02(a).
“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.02(b)(i).
“Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.02(a).
“Global Note” shall have the meaning specified in Section 2.05(b).
“Guarantee” shall have the meaning specified in Section 13.01.
“Guarantee Obligations” shall have the meaning specified in Section 13.01.
“Guarantor” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.
“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Note Register.
“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.
“Initial Purchasers” means Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.
“Interest Payment Date” means each May 1 and November 1 of each year, beginning on November 1, 2018.
“Item 2.04(a)” shall have the meaning specified in Section 4.06(d).
“Last Reported Sale Price” of the Class A Ordinary Shares (or other security for which a closing sale price must be determined) on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Class A Ordinary Shares (or such other security) are traded. If the Class A Ordinary Shares (or such other security) are not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Class A Ordinary

Shares (or such other security) in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization selected by the Company. If the Class A Ordinary Shares (or such other security) are not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Class A Ordinary Shares (or such other security) on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.
“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (as defined above and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (b)(i) of the definition thereof).
“Make-Whole Fundamental Change Period” shall have the meaning specified in Section 14.03(a).
“Market Disruption Event” means, for the purposes of determining amounts due upon an exchange of Notes (a) a failure by the primary U.S. national or regional securities exchange or market on which the Class A Ordinary Shares are listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Class A Ordinary Shares for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Class A Ordinary Shares or in any options contracts or futures contracts traded on any U.S. exchange relating to the Class A Ordinary Shares.
“Maturity Date” means May 1, 2023.
“Measurement Period” shall have the meaning specified in Section 14.01(b)(i).
“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.
“Note Register” shall have the meaning specified in Section 2.05(a).
“Note Registrar” shall have the meaning specified in Section 2.05(a).
“Notice of Exchange” shall have the meaning specified in Section 1.01(b).
“Notice of Optional Redemption” shall have the meaning specified in Section 17.02(a).
“Notice of Tax Redemption” has the meaning specified in Section 16.01(b).
“Observation Period” with respect to any Note surrendered for exchange means: (i) subject to clause (ii), if the relevant Exchange Date occurs prior to February 1, 2023, the 40 consecutive Trading Day period beginning on, and including, the second Trading Day immediately succeeding such Exchange Date; (ii) if the relevant Exchange Date occurs during a Redemption Period, the 40 consecutive Trading Days beginning on, and including, the 41st Scheduled Trading Day immediately preceding such Redemption Date; and (iii) subject to clause (ii), if the relevant Exchange Date occurs on or after February 1, 2023, the 40 consecutive Trading Days beginning on, and including, the 41st Scheduled Trading Day immediately preceding the Maturity Date.
“Offering Memorandum” means the preliminary offering memorandum dated April 24, 2018, as supplemented by the related pricing term sheet dated April 24, 2018, relating to the offering and sale of the Notes.
“1% Provision” shall have the meaning specified in Section 14.04(h).
“Officer” means any person holding any of the following positions with the Company or the Guarantor: the Chairman of the Board, President, Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”), Treasurer, Controller, Secretary, Assistant Treasurer, Assistant Controller or Assistant Secretary, and in the case of the Company, any director thereof.
“Officer’s Certificate,” when used with respect to the Company or the Guarantor, means a certificate that is delivered to the Trustee and that is signed on behalf of the Company or the Guarantor by an Officer of the Company or the Guarantor, as the case may be, that meets the requirements of Section 18.05.
“open of business” means 9:00 a.m. (New York City time).
“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, the Guarantor or other counsel, that is delivered to the Trustee. Each such opinion shall include the statements provided for in Section 18.05 if and to the extent required by the provisions of such Section 18.05.
“Optional Redemption” shall have the meaning specified in Section 17.01.
“Optional Redemption Date” shall have the meaning specified in Section 17.02(a).
“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:
(a)    Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;
(b)    Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);
(c)    Notes that have been paid pursuant to Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d)    Notes surrendered for purchase in accordance with Article 15 for which Paying Agent holds money sufficient to pay the Fundamental Change Repurchase Price, in accordance with Section 15.04(b);
(e)    Notes exchanged pursuant to Article 14 and required to be cancelled pursuant to Section 2.08; and
(e)    Notes redeemed pursuant to Section 16.01 or Section 17.01 and
(f)    Notes repurchased by the Company pursuant to the penultimate sentence of Section 2.10 after the Company surrenders them to the Trustee for cancellation in accordance with Section 2.08.
“Paying Agent” shall have the meaning specified in Section 4.02.
“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof or other entity of any kind.
“Physical Notes” means permanent certificated Notes in registered form issued in denominations of $1,000 principal amount and integral multiples thereof.
“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.
“Purchase Agreement” means that certain Purchase Agreement dated as of April 24, 2018, among the Guarantor, the Company and the Initial Purchasers.
“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Class A Ordinary Shares (or other applicable security) have the right to receive any cash, securities or other property or in which Class A Ordinary Shares (or such other applicable security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Class A Ordinary Shares (or such other applicable security) entitled to receive such cash, securities or other property (whether such date is fixed by the Guarantor’s Board of Directors, statute, contract or otherwise).
“Redemption Date” means the Tax Redemption Date or Optional Redemption Date, as applicable.
“Redemption Notice” means a Notice of Tax Redemption or Notice of Optional Redemption, as the case may be, pursuant to this Indenture.
“Redemption Notice Date” means the date the Company delivers a Notice of Tax Redemption or Notice of Optional Redemption, as the case may be, pursuant to this Indenture.

“Redemption Period” means the period from, and including, the relevant Redemption Notice Date until the close of business on the second Scheduled Trading Day immediately preceding the related Redemption Date.
“Redemption Price” means, for any Notes to be redeemed pursuant to Section 16.01 or Section 17.01, 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (unless the Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case interest accrued to the Interest Payment Date will be paid to Holders of record of such Notes as of the close of business on such Regular Record Date, and the Redemption Price will be equal to 100% of the principal amount of such Notes).
“Reference Property” shall have the meaning specified in Section 14.07(a).
“Regular Record Date,” with respect to any Interest Payment Date, means the April 15 or October 15 (whether or not such day is a Business Day) immediately preceding the applicable November 1 or May 1 Interest Payment Date, respectively.
“Relevant Date” means, with respect to any payment or delivery due from the Guarantor or the Company, whichever is the later of (i) the date on which such payment or delivery first becomes due and (ii) the date on which payment or delivery thereof is duly provided.
“Relevant Taxing Jurisdiction” shall have the meaning specified in Section 4.10.
“Resale Restriction Termination Date” shall have the meaning specified in Section 2.05(c).
“Responsible Officer” means, when used with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
“Restricted Securities” shall have the meaning specified in Section 2.05(c).
“Restrictive Legend” shall have the meaning specified in Section 2.05(c).
“Rule 144” means Rule 144 as promulgated under the Securities Act.
“Rule 144A” means Rule 144A as promulgated under the Securities Act.
“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Class A Ordinary Shares are listed or admitted for trading. If the Class A Ordinary Shares are not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Share Exchange Event” shall have the meaning specified in Section 14.07(a).
“Significant Subsidiary” is a Subsidiary that is a “significant subsidiary” as defined under Rule 1-02(w) of Regulation S-X as in effect on the date of this Indenture; provided that, in the case of a Subsidiary that meets the criteria of clause (3) of such definition of “significant subsidiary” but not clause (1) or (2) thereof, such Subsidiary shall not be deemed to be a Significant Subsidiary unless the Subsidiary’s income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle exclusive of amounts attributable to any non-controlling interests for the last completed fiscal year prior to the date of such determination exceeds $40.0 million.
“Spin-Off” shall have the meaning specified in Section 14.04(c).
“Stock Price” shall have the meaning specified in Section 14.03(c).
“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.
“Successor Company” shall have the meaning specified in Section 11.01(a).
“Tax Redemption” shall have the meaning specified in Section 16.01(a).
“Tax Redemption Date” shall have the meaning specified in Section Section 16.01(a).
“Trading Day” means, except for purposes of determining amounts due upon exchange, a day on which (i) trading in the Class A Ordinary Shares (or other security for which a closing sale price must be determined) generally occurs on The NASDAQ Global Select Market or, if the Class A Ordinary Shares (or such other security) are not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which the Class A Ordinary Shares (or such other security) are then listed or, if the Class A Ordinary Shares (or such other security) are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Class A Ordinary Shares (or such other security) are then traded and (ii) a Last Reported Sale Price for the Class A Ordinary Shares (or closing price for such other security) is available on such securities exchange or market; provided that if the Class A Ordinary Shares (or such other security) are not so listed or traded, “Trading Day” means a Business Day; and provided, further, that for purposes of determining amounts due upon exchange only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Class A Ordinary Shares generally occurs on The NASDAQ Global Select Market or, if the Class A Ordinary Shares

are not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which the Class A Ordinary Shares are then listed or, if the Class A Ordinary Shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Class A Ordinary Shares are then listed or admitted for trading, except that if the Class A Ordinary Shares are not so listed or admitted for trading, “Trading Day” means a Business Day.
“Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of the Notes obtained by the Bid Solicitation Agent for $2,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects for this purpose; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $2,000,000 principal amount of Notes from a nationally recognized securities dealer on any determination date, then the Trading Price per $1,000 principal amount of Notes on such determination date shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Class A Ordinary Shares and the Exchange Rate.
“Trading Price Condition” shall have the meaning specified in Section 14.01(b)(i).
“Transfer” shall have the meaning specified in Section 2.05(c).
“Trigger Event” shall have the meaning specified in Section 14.04(c).
“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.
“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.
“unit of Reference Property” shall have the meaning specified in Section 14.07(a).
“Valuation Period” shall have the meaning specified in Section 14.04(c).
“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%”.
Section 1.02    References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional

Interest if, in such context, Additional Interest is, was or would be payable pursuant to either of Section 4.06(e) and Section 6.04. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.
ARTICLE 2
Issue, Description, Execution, Registration and Exchange of Notes
Section 2.01    Designation and Amount. The Notes shall be designated as the “0.625% Cash Exchangeable Senior Notes due 2023.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $850,000,000 (as increased by an amount equal to the aggregate principal amount of any additional Notes purchased by the Initial Purchasers pursuant to the exercise of their option to purchase additional Notes as set forth in the Purchase Agreement), subject to Section 2.10 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes to the extent expressly permitted hereunder.
Section 2.02    Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made, a part of this Indenture. To the extent applicable, the Company, the Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. In the case of any conflict between this Indenture and the Notes, the provisions of this Indenture shall control and govern to the extent of such conflict.
Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.
Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.
Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, cancellations, exchanges or transfers or exchanges for other Notes permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.
Section 2.03    Date and Denomination of Notes; Payments of Interest and Defaulted Amounts. 1.%2.%3. The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples of $1,000 in excess thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Note. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.
(a)    The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. The principal amount of any Note (x) in the case of any Physical Note, shall be payable at the office or agency designated by the Company for such purposes in the continental United States, which shall initially be the Corporate Trust Office and (y) in the case of any Global Note, shall be payable by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Company shall pay interest (i) on any Physical Notes (A) to Holders holding Physical Notes having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Notes at their address as it appears in the Note Register and (B) to Holders holding Physical Notes having an aggregate principal amount of more than $5,000,000, either by check mailed to each Holder or, upon application by such a Holder to the Note Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, if such Holder has provided the Trustee or Paying Agent with the requisite information necessary to make such wire transfer which application shall remain in effect until the Holder notifies, in writing, the Note Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.
(b)    Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:
(i)    The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be delivered to each Holder not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so delivered, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c).
(ii)    The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for trading, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
Section 2.04    Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of an Officer thereof.
At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder.
Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the Form of Note attached as Exhibit A hereto, executed manually by an authorized officer of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 18.10), shall be entitled to the benefits of this Indenture and the related Guarantee or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder and the Notes are entitled to the benefits of this Indenture and the related Guarantee.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such Persons as, at the actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of this Indenture any such Person was not such an Officer.
Section 2.05    Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary. 2.%2.%3. The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.
Upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such legends as may be required by this Indenture.
Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.
All Notes presented or surrendered for registration of transfer or for exchange for other Notes, repurchase or exchange shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.
No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent for any exchange of Notes for other Notes or registration of transfer of Notes, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or other similar governmental charge required by law.
None of the Company, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange for other Notes under this Section 2.05 or register a transfer of (i) any Notes surrendered for exchange in accordance with Article 14, or, if a portion of any Note is surrendered for exchange in accordance with Article 14, such portion thereof surrendered for exchange in accordance with Article 14, (ii) any Notes (or a portion of any Note) surrendered for purchase (and not withdrawn) in accordance with Article 15, or (iii) any Notes selected for redemption in accordance with Article 16 or Article 17.
All Notes issued upon any registration of transfer of Notes or exchange of Notes for other Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer of Notes or exchange of Notes for other Notes.
(a)    So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the fourth paragraph from the end of Section 2.05(c) all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange in accordance with this Section 2.05 of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the Applicable Procedures.
(b)    Every Note that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company and the Guarantor, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.
Until the date (the “Resale Restriction Termination Date”) that is the later of (x) the date that is one year after the last date of original issuance of the Notes (or such shorter period as is prescribed by Rule 144 under the Securities Act as then in effect or any successor rule without any volume or manner of sale restrictions or compliance by the Guarantor or the Company with any current public information requirements thereunder) and (y) such later date, if any, as may be required by applicable law, any certificate evidencing a Note (and all securities issued in exchange therefor or substitution thereof, shall bear a legend in substantially the following form (the “Restrictive Legend”) (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company and the Guarantor in writing, with notice thereof to the Trustee):
THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT (“RULE 144A”)) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, (2) AGREES FOR THE BENEFIT OF ATLASSIAN, INC. (THE “ISSUER”) AND ATLASSIAN CORPORATION PLC (“ATLASSIAN”) ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR FOR WHICH IT HAS ACQUIRED SECURITIES NOT TO OFFER, SELL PLEDGE, OR OTHERWISE TRANSFER SUCH SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS THE LATER OF (X) THE DATE THAT IS ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE NOTES (OR SUCH SHORTER PERIOD AS IS PRESCRIBED BY RULE 144 UNDER THE SECURITIES ACT AS THEN IN EFFECT OR ANY SUCCESSOR RULE WITHOUT ANY VOLUME OR MANNER OF SALE RESTRICTIONS OR COMPLIANCE BY THE ISSUER OR ATLASSIAN WITH ANY CURRENT PUBLIC INFORMATION REQUIREMENTS THEREUNDER) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT (A) TO THE ISSUER, ATLASSIAN OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OR LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND ANY APPLICABLE LOCAL LAWS AND REGULATIONS AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED, THAT THE ISSUER, THE TRUSTEE AND THE TRANSFER AGENT SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE REVERSE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.
No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.
Any Note (or security issued in exchange or substitution therefor) (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the Restrictive Legend required by this Section 2.05(c) and shall not be assigned (or deemed assigned) a restricted CUSIP number. The Restrictive Legend set forth above and affixed on any Note will be deemed, in accordance with the terms of the certificate representing such Note, to be removed therefrom upon the Company’s delivery to the Trustee of written notice to such effect, without further action by the Company, the Trustee, the Holder(s) thereof or any other Person; at such time, such Note will be deemed to be assigned an unrestricted CUSIP number as provided in the certificate representing such Note, it being understood that the Depositary of any Global Note may require a mandatory exchange or other process to cause such Global Note to be identified by an unrestricted CUSIP number in the facilities of such Depositary. Without limiting the generality of any other provision of this Indenture, the Trustee will be entitled to receive an instruction letter from the Company before taking any action with respect to effecting any such mandatory exchange or other process. The Company and the Trustee reserve the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that any proposed transfer of any Note is being made in compliance with the Securities Act and applicable state securities laws.
The Company shall be entitled to instruct the Custodian in writing to so surrender any Global Note as to which any of the conditions set forth in clause (i) through (iii) of the immediately preceding sentence have been satisfied, and, upon such instruction, the Custodian shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the Restrictive Legend specified in this Section 2.05(c) and shall not be assigned (or deemed assigned) a restricted CUSIP number. The Company shall promptly notify the Trustee upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Notes has been declared effective under the Securities Act.
Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for exchange of a Global Note or a portion thereof for one or more Physical Notes in accordance with the second immediately succeeding paragraph.
The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.
If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of any Note requests that its beneficial interest therein be issued as a Physical Note, the Company shall execute, and the Trustee, upon receipt of an Officer’s Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.
Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of clause (iii) of the immediately preceding paragraph, the relevant beneficial owner, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.
At such time as all interests in a Global Note have been exchanged, canceled, repurchased, redeemed or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, exchanged, canceled, repurchased, redeemed or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.
Members of, or participants in, the Depositary, and any owner of a beneficial interest in a Global Note, shall have no rights under this Indenture with respect to or under such Global Note, and the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee shall be entitled to treat the Depositary or its nominee as the absolute owner of such Global Note for all purposes whatsoever.
None of the Company, the Guarantor, the Trustee or any agent of the Company, the Guarantor or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
(c)    [Reserved].
(d)    Any Note that is repurchased or owned by any Affiliate of the Company or the Guarantor (or any Person who was an Affiliate of the Company at any time during the three months immediately preceding) may not be resold by such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note no longer being a “restricted security” (as defined under Rule 144). The Company shall cause any Note that is repurchased or owned by it to be surrendered to the Trustee for cancellation in accordance with Section 2.08.
Section 2.06    Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Guarantor, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Guarantor, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.
The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company, the Guarantor and, if applicable, such authenticating agent may require. No service charge shall be imposed by the Company, the Guarantor, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or other similar governmental charge required by law in connection therewith. In case any Note that has matured or is about to mature or has been surrendered for required repurchase or is about to be exchanged in accordance with Article 14 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or exchange or authorize the exchange of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or exchange shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Exchange Agent evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.
Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, redemption, exchange or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, redemption, exchange or repurchase of negotiable instruments or other securities without their surrender.
Section 2.07    Temporary Notes. Pending the preparation of Physical Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes. Without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes authenticated and delivered hereunder.

Section 2.08    Cancellation of Notes Paid, Exchanged, Etc. The Company shall cause all Notes surrendered for the purpose of payment, repurchase, redemption, registration of transfer of Notes or exchange of Notes for other Notes or in accordance with Article 14, if surrendered to any Person that the Company controls other than the Trustee (including any of the Company’s Subsidiaries), to be surrendered to the Trustee for cancellation. All Notes delivered to the Trustee shall be canceled promptly by it. Except for any Notes surrendered for registration of transfer or exchange for other Notes, or as otherwise expressly permitted by any of the provisions of this Indenture, no Notes shall be authenticated in exchange for any Notes surrendered to the Trustee for cancellation. The Trustee shall dispose of canceled Notes in accordance with its customary procedures. After such cancellation, the Trustee shall deliver a certificate of such cancellation to the Company, at the Company’s written request in a Company Order.
Section 2.09    CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.
Section 2.10    Additional Notes; Repurchases. The Company may, from time to time, without notice or the consent of the Holders and notwithstanding Section 2.01, issue additional Notes under this Indenture with the same terms as the Notes initially issued hereunder (other than differences in the issue date, the issue price and interest accrued prior to the issue date of such additional Notes) in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the outstanding Notes initially issued hereunder for U.S. federal income tax or securities law purposes, such additional Notes shall have a separate CUSIP and ISIN number. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 18.05, as the Trustee shall reasonably request. In addition, the Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company, the Guarantor or any of its other Subsidiaries or through a private or public tender or exchange offer, through counterparties to private agreements or otherwise, including by cash-settled swaps or other derivatives. The Company shall cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives that are not physically settled) to be surrendered to the Trustee for cancellation, and they will no longer be considered “outstanding” upon their repurchase.
ARTICLE 3
Satisfaction and Discharge
Section 3.01    Satisfaction and Discharge. This Indenture shall upon request of the Company contained in an Officer’s Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, the Notes and the Guarantee, when 3.%2.%3.1.%2.%3.%4. all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced, paid or exchanged as provided in Section 2.06) have been delivered to the Trustee for cancellation; or 2.%2.%3.%4. the Company or the Guarantor has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date, any Redemption Date, any Fundamental Change Repurchase Date, upon exchange or otherwise, cash sufficient to pay all of the outstanding Notes and all other sums due and payable under this Indenture by the Company; and (b) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06 shall survive.
ARTICLE 4
Particular Covenants of the Company and the Guarantor
Section 4.01    Payment of Principal and Interest. The Company covenants and agrees that it will cause to be paid the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, the Exchange Amounts owed upon exchange and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.
Section 4.02    Maintenance of Office or Agency. The Company will maintain in the continental United States an office or agency where the Notes may be surrendered for registration of transfer of Notes or exchange of Notes for other Notes or for presentation for payment or repurchase (“Paying Agent”) or for exchange in accordance with Article 14 (“Exchange Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.
The Company may also from time to time designate as co-Note Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the continental United States, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Exchange Agent” include any such additional or other offices or agencies, as applicable.
The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian and Exchange Agent and the Corporate Trust Office as the office or agency in the continental United States, where Notes may be surrendered for registration of transfer of Notes or exchange of Notes for other Notes or for presentation for payment or repurchase or for exchange in accordance with Article 14 and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served; provided that, the Corporate Trust Office of the Trustee shall not be an office or agency of the Company or the Guarantor for the purpose of effecting service of legal process on the Company or the Guarantor, as applicable.
Section 4.03    Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.
Section 4.04    Provisions as to Paying Agent. 4.%2.%3. If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:
(i)    that it will hold all sums held by it as such agent for the payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes in trust for the benefit of the Holders of the Notes;
(ii)    that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and
(iii)    that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.
The Company shall, on or before each due date of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) or accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.
(b)    If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes when the same shall become due and payable.
(c)    Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.
(d)    Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on and the consideration due upon exchange of any Note and remaining unclaimed for two years after such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), interest or consideration due upon exchange has become due and payable shall be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.
Section 4.05    Existence. Subject to Article 11, (a) the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and (b) the Guarantor shall take all reasonable steps to ensure that no action is taken that would prejudice its continued registration as a public limited company in England and Wales.
Section 4.06    Rule 144A Information Requirement; Reports and Related Matters. 5.%2.%3. At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company will, so long as any of the Notes will, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3), promptly provide to the Trustee and will, upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Notes the information required to be delivered pursuant to Rule 144A(d)(4) to facilitate the resale of such Notes pursuant to Rule 144A. The Company shall take such further action as any Holder or beneficial owner of such Notes may reasonably request to the extent from time to time required to enable such Holder or beneficial owner to sell such Notes in accordance with Rule 144A, as such rule may be amended from time to time.
(a)    The Company shall file with the Trustee, within 15 days after the same are required to be filed with the Commission (giving effect to any grace period provided by Rule 12b-25 (or any successor rule) under the Exchange Act), copies of any documents or reports that the Guarantor is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act). Notwithstanding the foregoing, the Company shall in no event be required to file with, or otherwise provide or disclose to, the Trustee or any Holder any information for which the Guarantor is requesting (assuming such request has not been denied), or has received, confidential treatment from the Commission, or any correspondence with the Commission. Any such document or report that the Guarantor files with the Commission via the Commission’s  EDGAR system (or any successor thereto) shall be deemed to be filed with the Trustee for purposes of this Section 4.06(b) at the time such documents are filed via the EDGAR system (or any successor thereto); provided, however, that the Trustee shall not be responsible for determining whether such filings have been made.
(b)    Delivery of the reports and documents pursuant to subsections (a) and (b) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Guarantor’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate).
(c)    In addition, the Company shall deliver to the Trustee and each Holder notice of any event described in Item 2.04(a) of Form 8-K (“Item 2.04(a)”) under the Exchange Act (or any successor provision in Form 8-K or any successor form) with respect to the Guarantor, the Company or any Significant Subsidiary of the Guarantor within the time period required under Form 8-K (or an any such successor form) for reports under Item 2.04(a) (or any such successor provision) for registrants required to file reports pursuant to such form; provided that no such notice shall be required if the Guarantor or the Company files or furnishes the information required by Item 2.04(a) (or any successor provision in Form 8-K or any successor form) with the SEC via the EDGAR system (or any successor thereto) within such required time period.
(d)    If, and for so long as, the Restrictive Legend on the Notes specified in Section 2.05(c) has not been removed, the Notes are assigned a restricted CUSIP or the Notes are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Company’s or the Guarantor’s Affiliates (or Holders that were the Company’s or the Guarantor’s Affiliates at any time during the three months immediately preceding) as of the 380th day after the last date of original issuance of the Notes offered by the Offering Memorandum, the Company shall pay Additional Interest on such Notes at a rate equal to 0.50% per annum of the principal amount of such Notes outstanding until the Restrictive Legend on such Notes has been removed in accordance with Section 2.05(c), the Notes are assigned an unrestricted CUSIP and the Notes are freely tradable pursuant to Rule 144 by Holders other than the Company’s or the Guarantor’s Affiliates (or Holders that were the Company’s or the Guarantor’s Affiliates at any time during the three months immediately preceding). The Restrictive Legend on the Notes shall be deemed removed pursuant to the terms of this Indenture as provided in Section 2.05(c), and, at such time, the Notes will, pursuant to, and subject to the provisions of, such Section, be deemed assigned an unrestricted CUSIP number. However, for the avoidance of doubt, Global Notes will continue to bear Additional Interest pursuant to this paragraph until such time as they are identified by an unrestricted CUSIP in the facilities of the Depositary therefor, as a result of completion of such Depositary’s mandatory exchange process or otherwise.
(e)    Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.
(f)    [Reserved].
(g)    If Additional Interest is payable by the Company pursuant to Section 4.06(e), the Company shall deliver to the Trustee an Officer’s Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment.
Section 4.07    Stay, Extension and Usury Laws. Each of the Company and the Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company or the Guarantor from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantor (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
Section 4.08    Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on June 30, 2019) an Officer’s Certificate stating whether the signers thereof have knowledge of a Default that occurred during the previous year.
In addition, the Company shall deliver to the Trustee, within 30 days after an Officer of the Company obtains knowledge of the occurrence thereof, written notice of any Event of Default or Default under the Indenture, its status and the action that the Company is taking or proposing to take in respect thereof; provided that the Company is not required to deliver such notice if such Default has been cured.
Section 4.09    Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.
Section 4.10    Additional Amounts. 6.%2.%3. All payments and deliveries made by, or on behalf of, (i) the Guarantor under or with respect to its guarantee of the Notes and (ii) the Company with respect to the Notes, in each case including, but not limited to, payments of principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price) payments of interest and payments of cash upon exchange of the Notes in accordance with Article 14, shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within any jurisdiction in which the Guarantor is organized or resident for tax purposes or from or through which payments or deliveries by or on behalf of the Guarantor are made or by or within any political subdivision thereof or any authority therein or thereof having power to tax other than the United States or any state thereof (each, excluding the United States or any state thereof, a “Relevant Taxing Jurisdiction”), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such taxes, duties, assessments or governmental charges imposed or levied by or on behalf of a Relevant Taxing Jurisdiction are required to be withheld or deducted from any payments or deliveries made by the Company or by the Guarantor or any Paying Agent with respect to the Notes, the Company or the Guarantor will pay to the Holder of each Note such additional amounts (the “Additional Amounts”) as are necessary to ensure that the net amount received after such withholding or deduction (and after deducting any withholding taxes on the Additional Amounts) will equal the amounts that would have been received had no such withholding or deduction been required; provided that no Additional Amounts will be payable:
(1) for or on account of:
(A) any tax, duty, assessment or other governmental charge that would not have been imposed but for:
(i) the existence of any present or former connection between the Holder or beneficial owner of such Note (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, the relevant Holder or beneficial owner, if the relevant Holder or beneficial owner is an estate, nominee, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction, other than merely holding or enforcing rights under such note or the receipt of payments thereunder, including, without limitation, such Holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Taxing Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein;
(ii) the presentation of such Note (in cases in which presentation is required) more than 30 days after the Relevant Date (as defined below); or
(iii) the failure of the Holder or beneficial owner to timely comply with a timely request from the Guarantor to provide certification, information, documents or other evidence concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with the Relevant Taxing Jurisdiction, or to make any declaration of non-residence or any other claim or filing for exemption to which it is entitled or satisfy any other reporting requirement relating to such matters, if and to the extent that the Holder or beneficial owner is able to comply with such request without undue hardship and due and timely compliance with such request is required by statute, regulation or administrative practice of the Relevant Taxing Jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such Holder or beneficial owner;
(B) any estate, inheritance, gift, use, sales, transfer, excise, personal property or similar tax, assessment or other governmental charge;
(C) any tax, duty, assessment or other governmental charge that is payable otherwise than by withholding from payments under or with respect to the Notes;
(D) any tax, assessment, withholding or deduction required by sections 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended (“FATCA”), any current or future U.S. Treasury Regulations or rulings promulgated thereunder, any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA or any law enacted by such other jurisdiction to give effect to such agreement, or any agreement with the U.S. Internal Revenue Service under FATCA;
(E) any tax, assessment or other governmental charge imposed in connection with a Note presented for payment (where presentation is required for payment) by or on behalf of a Holder or beneficial owner who would have been able to avoid such tax, assessment or governmental charge by presenting the relevant Note to, or otherwise accepting payment from, another Paying Agent; or
(F) any combination of taxes referred to in the preceding clauses (A), (B), (C), (D) and (E); or
(2) with respect to any payment of the principal of (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) and interest on such Note or the payment of cash upon exchange of such Note to a Holder, if the Holder is a fiduciary, partnership or person other than the sole beneficial owner of that payment to the extent that such payment would be required to be included in the income under the laws of the Relevant Taxing Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a partner or member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner, member or beneficial owner been the Holder thereof.
7.%2.%3.     If the Company or the Guarantor is required to make any deduction or withholding from any payments with respect to the Notes, the Company or the Guarantor, as applicable, will deliver to the Trustee official tax receipts evidencing the remittance to the relevant tax authorities of the amounts so withheld or deducted. Copies of such receipts shall be made available to Holders and beneficial owners of the notes upon request.
8.%2.%3.    Whenever there is mentioned in any context the payment of principal of (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), the payment of interest on, or the payment of cash upon exchange of, any Note or any other amount payable with respect to such Note, such mention shall be deemed to include payment of Additional Amounts provided for in this Indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
ARTICLE 5
Lists of Holders and Reports by the Company and the Trustee
Section 5.01    Lists of Holders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than 15 days after each April 15 and October 15 in each year beginning with October 15, 2018, and at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.
Section 5.02    Preservation and Disclosure of Lists. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.
ARTICLE 6
Defaults and Remedies
Section 6.01    Events of Default. Each of the following events shall be an “Event of Default” with respect to the Notes:
(a)    the Company defaults in the payment of interest on any Note when the same becomes due and payable and the Default continues for a period of 30 days;
(b)    the Company defaults in the payment of the principal of any Note when the same becomes due and payable at maturity, upon redemption, upon required repurchase, upon declaration of acceleration or otherwise;
(c)    the Company fails to comply with its obligation to exchange the Notes in accordance with Article 14 of this Indenture upon exercise of a Holder’s exchange right and such failure continues for three Business Days;
(d)    the Company fails to give a Fundamental Change Company Notice as set forth in Section 15.02(c), a notice of a Make-Whole Fundamental Change as set forth in Section 14.03(b) or a notice of a Corporate Event as set forth in Section 14.01(b)(iii), in each case when due and such failure continues for a period of three Business Days;
(e)    the Company or the Guarantor fails to comply with their respective obligations under Article 11 below;
(f)    the Guarantor or Company fails to comply (or otherwise obtain a waiver with respect to) any agreement contained in the Notes or this Indenture and not otherwise explicitly provided for in this Section 6.01 for a period of 60 days after receipt by the Company of such failure from the Trustee or by the Company and the Trustee from the Holders of at least 25% of the aggregate principal amount of then outstanding Notes;
(g)    default by the Company, the Guarantor and/or any of the Guarantor’s Significant Subsidiaries with respect to any mortgage, agreement, or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for borrowed money in excess of $60.0 million (or its foreign currency equivalent) in the aggregate of the Company, the Guarantor and/or any of the Guarantor’s Significant Subsidiaries, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity or (ii) constituting a failure to pay the principal of any such debt when due and payable at its stated maturity, upon mandatory prepayment, upon declaration of acceleration or otherwise, in each case after the expiration of any applicable grace period if such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness shall not have been paid or discharged, as the case may be, within 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of Notes then outstanding in accordance with this Indenture;
(h)    the Company, the Guarantor and/or any of the Guarantor’s Significant Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company, the Guarantor and/or any such Significant Subsidiary or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company, Guarantor and/or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall publicly admit in writing that it generally is not paying, or is unable to pay, its debts as they become due;
(i)    an involuntary case or other proceeding shall be commenced against the Company, the Guarantor and/or any of the Guarantor’s Significant Subsidiaries seeking liquidation, reorganization or other relief with respect to the Company, the Guarantor and/or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company, the Guarantor and/or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days; or
(j)    except due to the release of the Guarantor from the Guarantee in accordance with this Indenture, the Guarantee ceases to be in full force and effect or is declared null and void in a judicial proceeding.
Section 6.02    [Reserved].
Section 6.03    Acceleration; Rescission and Annulment.
(a)    If any Event of Default with respect to the Notes occurs and is continuing (other than an Event of Default with respect to the Guarantor or the Company specified in Section 6.01(h) or (i) above), either the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all of the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders). Notwithstanding the foregoing, if an Event of Default specified in Section 6.01(h) or (i) above occurs with respect to the Company or the Guarantor, all outstanding Notes shall become due and payable without further action or notice.
(b)    Notwithstanding the foregoing, Section 6.03(a) is subject to the condition that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on such principal at the rate borne by the Notes at such time) and amounts due to the Trustee pursuant to Section 7.06, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.10, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, any Notes, (ii) a failure to repurchase any Notes when required or (iii) a failure to pay the consideration due upon exchange of the Notes in accordance with Article 14.
Section 6.04     Additional Interest. Notwithstanding anything in this Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) shall after the occurrence of such an Event of Default, consist exclusively of the right to receive  Additional Interest on the Notes at a rate equal to  (i) 0.25% per annum of the principal amount of  the Notes outstanding for each day during the period beginning on, and including, the date on which such Event of Default first occurs and ending on the earlier of (x) the date on which such Event of Default is cured or validly waived in accordance with this Indenture and (y) the 180th day immediately following, and including, the date on which such Event of Default first occurs and (ii) if such Event of Default has not been cured or validly waived prior to the 181st day immediately following, and including, the date on which such Event of Default first occurs, 0.50% per annum of the principal amount of the Notes outstanding for each day during the  period beginning on, and including, the 181st calendar day immediately following, and including, the date on which such Event of Default first occurs and ending on the earlier of (x) the date of which such Event of Default is cured or validly waived in accordance with Indenture and (y) the 360th day immediately following, and including, the date on which such Event of Default first occurs (in addition to any Additional Interest that may accrue as a result of a Default as described in Section 4.06(e)). If the Company so elects, such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes and will accrue on all outstanding Notes from, and including, the date on which the Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) first occurs to, and including, the 360th day thereafter (or such earlier date on which such Event of Default is cured or validly waived in accordance with this Indenture). On the 361st day after such an Event of Default  first occurs (if such Event of Default is not cured or validly waived in accordance with this Indenture prior to such 361st day), such Additional Interest will cease to accrue and the Notes shall be subject to acceleration as provided in  Section 6.02. The provisions of this paragraph will not affect the rights of Holders in the event of the occurrence of any Event of Default other than the Company’s failure to comply with its obligations as set forth in Section 4.06(b). In the event the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 6.03 or the Company has elected to make such payment but does not pay the Additional Interest when due, the Notes shall be immediately subject to acceleration as provided in Section 6.03.

                In order to elect to pay Additional Interest as the sole remedy during the first 360 days after the occurrence of an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) in accordance with the immediately preceding paragraph, the Company must notify all Holders, the Trustee and the Paying Agent in an Officer’s Certificate of such election on or before the close of business on the date on which such Event of Default first occurs. Upon the failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 6.03.

                In no event shall Additional Interest payable at the Company’s election as the remedy for an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) accrue at a rate in excess of 0.50% per annum pursuant to this Indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

Section 6.05    Payments of Notes on Default; Suit Therefor. If an Event of Default described in Section 6.01(a) or Section 6.01(b) shall have occurred, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate borne by the Notes at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.
In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under any Bankruptcy Law, or in case a Bankruptcy Custodian shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.05, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.06; and any Bankruptcy Custodian is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 7.06, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.
Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.
In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.
In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.10 or any rescission and annulment pursuant to Section 6.03 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Guarantor, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Guarantor, the Holders and the Trustee shall continue as though no such proceeding had been instituted.
Section 6.06    Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article 6 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:
First, to the payment of all amounts due the Trustee under Section 7.06;
Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on, and any cash due upon exchange of, the Notes in default in the order of the date due of the payments of such interest and cash due upon exchange, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Notes at such time, such payments to be made ratably to the Persons entitled thereto;
Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Redemption Price and the Fundamental Change Repurchase Price and any cash due upon exchange) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price and the cash due upon exchange) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price and any cash due upon exchange) and accrued and unpaid interest; and
Fourth, to the payment of the remainder, if any, to the Company.
Section 6.07    Proceedings by Holders. Except to enforce the right to receive payment of principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price) or interest when due, or the right to receive payment or delivery of the consideration due upon exchange in accordance with Article 14, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:
(a)    such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;
(b)    Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;
(c)    such Holders shall have offered to the Trustee such security or indemnity reasonably satisfactory to it against any loss, liability or expense to be incurred therein or thereby;
(d)    the Trustee for 60 days after its receipt of such notice, request and offer of such security or indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and
(e)    no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then outstanding within such 60-day period pursuant to Section 6.10, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 6.07, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.
Notwithstanding any other provision of this Indenture and any provision of any Note, each Holder shall have the contractual right to receive payment of (x) the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the cash due upon exchange in accordance with Article 14 of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, and the contractual right to institute suit for the enforcement of any such payment and such right to receive such payment on or after such respective dates shall not be amended without the consent of such Holder.
Section 6.08    Proceedings by Trustee. In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.
Section 6.09    Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.07, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.
Section 6.10    Direction of Proceedings and Waiver of Defaults by Majority of Holders. The Holders of a majority of the aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 may on behalf of the Holders of all of the Notes (x) waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of accrued and unpaid interest, if any, on, or the principal (including any Redemption Price and any Fundamental Change Repurchase Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.01, (ii) a failure by the Company or the Guarantor to pay or deliver, as the case may be, the consideration due upon exchange of the Notes or (iii) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Note affected and (y) rescind any resulting acceleration of the Notes and its consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default (other than nonpayment of the principal of, and interest on, the Notes that have become due solely by such acceleration) have been cured or waived. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.10, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.
Section 6.11    Notice of Defaults. The Trustee shall, within 90 days after the occurrence and continuance of a Default of which a Responsible Officer has actual knowledge, deliver to all Holders notice of all Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of the principal of (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), or accrued and unpaid interest on, any of the Notes or a Default in the payment of the consideration due upon exchange in accordance with Article 16, the Trustee shall be protected in withholding such notice if and so long as a committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.
Section 6.12     Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.12 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (including, but not limited to, the Redemption Price and the Fundamental Change Repurchase Price, if applicable) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to exchange any Note, or receive the consideration due upon exchange, in accordance with the provisions of Article 14.
ARTICLE 7
Concerning the Trustee
Section 7.01    Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In the event an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense that might be incurred by it in compliance with such request or direction.
No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:
(a)    prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:
(i)    the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(ii)    in the absence of gross negligence and willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);
(b)    the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;
(c)    the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;
(d)    whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 7.01;
(e)    the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes;
(f)    if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred; and
(g)    in the event that the Trustee is also acting as Custodian, Note Registrar, Paying Agent, Exchange Agent, Bid Solicitation Agent or transfer agent hereunder, the rights and protections afforded to the Trustee pursuant to this Article 7 shall also be afforded to such Custodian, Note Registrar, Paying Agent, Exchange Agent, Bid Solicitation Agent or transfer agent.
None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.
Section 7.02    Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 7.01:
(a)    the Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;
(b)    any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company or the Guarantor, as applicable;
(c)    the Trustee may consult with counsel and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;
(d)    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, at a reasonable time on any Business Day after reasonable notice, to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;
(e)    the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder; and
(f)    the permissive rights of the Trustee enumerated herein shall not be construed as duties.
(g)    In no event shall the Trustee be liable for any consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to a Responsible Officer of the Trustee by the Company or by any Holder of the Notes.
Section 7.03    No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.
Section 7.04     Trustee, Paying Agents, Exchange Agents, Bid Solicitation Agent or Note Registrar May Own Notes. The Trustee, any Paying Agent, any Exchange Agent, Bid Solicitation Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Exchange Agent or Note Registrar.
Section 7.05    Monies to Be Held in Trust. All monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed from time to time by the Company and the Trustee.
Section 7.06    Compensation and Expenses of Trustee. Each of the Company and the Guarantor jointly and severally covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its gross negligence or willful misconduct. Each of the Company and the Guarantor, jointly and severally, also covenants to indemnify the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its officers, employees, directors or agents and any authenticating agent for, and to hold them harmless against, any loss, claim, damage, liability or expense incurred without gross negligence or willful misconduct on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this Indenture or in any other capacity hereunder, including the reasonable costs and expenses of defending themselves against any claim of liability in the premises. The obligations of the Company and the Guarantor under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.06, funds held in trust herewith for the benefit of the Holders of particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Company and the Guarantor. The obligation of the Company and the Guarantor under this Section 7.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal or the Trustee. Neither the Company nor the Guarantor need pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee.
Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(h) or Section 6.01(i) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.
Section 7.07    Officer’s Certificate as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such Officer’s Certificate, in the absence of gross negligence or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.
Section 7.08    Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act (as if the Trust Indenture Act were applicable hereto) to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 7.08, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 7.
Section 7.09    Resignation or Removal of Trustee. 9.%2.%3. The Trustee may at any time resign by giving written notice of such resignation to the Company and by delivering notice thereof to the Holders. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the giving of such notice of resignation to the Holders, the resigning Trustee may, upon ten Business Days’ notice to the Company and the Holders, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, subject to the provisions of Section 6.12, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.
(a)    In case at any time any of the following shall occur:
(i)    the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or
(ii)    the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.12, any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.
(b)    The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 8.04, may at any time remove the Trustee by notifying the Trustee and the Company in writing not less than 30 days prior to the effective date of such removal, and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 7.09(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(c)    Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10.
Section 7.10    Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.
No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.
Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall deliver or cause to be delivered notice of the succession of such trustee hereunder to the Holders. If the Company fails to deliver such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be delivered at the expense of the Company.
Section 7.11    Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08.
In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.12    Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer that the Company has indicated to the Trustee should receive such application actually receives such application, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.
ARTICLE 8
Concerning the Holders
Section 8.01    Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced by 10.%2.%3. any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, (b) the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 9, or (c) a combination of such instrument or instruments and any such record of such a meeting of Holders.
The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver or to take any other action under this Indenture. The right of any Holder to participate in any action or consent required or sought pursuant to any provision of this Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Notes with respect to which such action or consent is required or sought as of the record date identified by the Company in a notice furnished to Holders in accordance with the terms of this Indenture.
If a record date is fixed, then notwithstanding the provisions of the immediately succeeding paragraph, those Persons who were Holders at such record date (or their duly designated agents or proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Notes required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.
Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his or her Note or portion of a Note if the Trustee receives written notice of revocation before a date and time therefor identified by the Company in a notice furnished to such Holder in accordance with the terms of this Indenture or, if no such date and time shall be identified, the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it is of the type described in any of clauses (a) through (l) of Section 10.02 hereof. In such case, the amendment, supplement or waiver shall bind each Holder who has consented to it and every subsequent Holder that evidences the same debt as the consenting Holder’s Note.
Section 8.02    Proof of Execution by Holders. Subject to the provisions of Section 7.01, Section 7.02 and Section 9.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.
Section 8.03    Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Exchange Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal (including any Redemption Price and any Fundamental Change Repurchase Price) of and (subject to Section 2.03) accrued and unpaid interest on such Note, upon exchange of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Exchange Agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums, effectual to satisfy and discharge the liability for monies payable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes, with respect to any Global Note, nothing in this Indenture shall prevent the Company, the Guarantor, the Trustee or any agent of the Company, the Guarantor or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any Depositary, as a Holder, with respect to such Global Notes or impair, as between such Depositary and owners of beneficial interests in such Global Note, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Note.
Section 8.04    Company-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company, by the Guarantor, by any Subsidiary of the Company or the Guarantor or by any Affiliate of the Company, the Guarantor or any Subsidiary of the Company or the Guarantor shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only, Notes that a Responsible Officer has actual knowledge are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company, the Guarantor, a Subsidiary of the Company or the Guarantor, or an Affiliate of the Company, the Guarantor or any Subsidiary of the Company or the Guarantor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Company or the Guarantor to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.
ARTICLE 9
Holders’ Meetings
Section 9.01    Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:
(a)    to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder (in each case, as permitted under this Indenture) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;
(b)    to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;
(c)    to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or
(d)    to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.
Section 9.02    Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be delivered to Holders of such Notes. Such notice shall also be delivered to the Company. Such notices shall be delivered not less than 20 nor more than 90 days prior to the date fixed for the meeting.
Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.
Section 9.03    Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have delivered the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by delivering notice thereof as provided in Section 9.02.
Section 9.04    Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.
Section 9.05    Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.
The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote at the meeting.
Subject to the provisions of Section 8.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.
Section 9.06    Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was delivered as provided in Section 9.02. The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.
Any record so signed and verified shall be conclusive evidence of the matters therein stated.
Section 9.07    No Delay of Rights by Meeting. Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.
ARTICLE 10
Supplemental Indentures
Section 10.01    Supplemental Indentures Without Consent of Holders. The Company and the Guarantor, when authorized by the resolutions of the applicable Board of Directors and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto and/or amend or supplement the Notes for one or more of the following purposes:
(a)    to cure any ambiguity, defect or inconsistency;
(b)    evidence a successor to the Company or Guarantor and the assumption by that successor of the Company’s or the Guarantor’s respective obligations under this Indenture and the Notes pursuant to Article 11;
(c)    add guarantees with respect to the Notes;
(d)    secure the Notes;
(e)    add to the Company’s or the Guarantor’s covenants or Events of Default for the benefit of the Holders or surrender any right or power conferred upon the Company or Guarantor under this Indenture;
(f)    make any change that does not adversely affect the rights of any Holder;
(g)    increase the Exchange Rate as provided in this Indenture;
(h)    provide for the acceptance of appointment by a successor trustee pursuant to Section 7.10 or facilitate the administration of the trusts under this Indenture by more than one trustee;
(i)    make provisions with respect to the exchange rights of the Holders of the Notes as described pursuant to Section 14.07;
(j)    provide for the issuance of additional Notes;
(k)    comply with the rules of any applicable securities depositary, including the Depositary; or
(l)    conform the provisions of this Indenture to any provision of the “Description of Notes” section in the Offering Memorandum.
Upon the written request of the Company, the Trustee is hereby authorized to join with the Company and the Guarantor in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company, the Guarantor and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.
Section 10.02    Supplemental Indentures with Consent of Holders. With the consent (evidenced as provided in Article 8) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes, regardless of whether the solicitation of consents and such repurchase is made from, or such tender or exchange offer is made to, all or any number of Holders of then outstanding notes), the Company and the Guarantor, when authorized by the resolutions of their respective Board of Directors, and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, the Notes or any supplemental indenture or of modifying in any manner the rights of the Holders hereunder or thereunder; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture shall:
(a)    reduce the principal amount of the then outstanding Notes whose Holders must consent to an amendment, supplement or waiver;
(b)    reduce the principal of or change the fixed maturity of any Notes;
(c)    reduce the rate of or change the time for payment of interest on any Note;
(d)    make any change that adversely affects the exchange rights of the Notes;
(e)    make any Note payable in a currency other than that stated in the Note;
(f)    reduce the Redemption Price or the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise, or otherwise make any change that adversely affects the Fundamental Change repurchase rights of the Notes;
(g)    alter any of the provisions with respect to a redemption of the Notes;
(h)    cause the Notes or the Guarantee to become subordinated in right of payment to any other Indebtedness of the Company or the Guarantor, as applicable;
(i)    eliminate the contractual right of any Holder to institute suit for the enforcement of its right to receive payment of the principal (including the Redemption Price or Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest, if any, on, and the consideration due upon exchange of, its Notes, on or after  the respective due dates expressed or provided for in the Notes or the Indenture;

(j)    make any change in the foregoing amendment provisions that require each Holder’s consent or in the waiver provisions; or
(k)    release the Guarantor from its obligations under the Guarantee or this Indenture except as permitted pursuant to the provisions in Article 11.
Upon the request of the Company, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, the Trustee shall join with the Company and the Guarantor in the execution of such supplemental indenture unless such supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.
It shall not be necessary for the consent of the Holders under this Section 10.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent approves the substance thereof.
After any supplemental indenture under this Section 10.02 becomes effective, the Company shall send to the Holders (with a copy to the Trustee) a notice briefly describing such supplemental indenture. Any failure by the Company to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.
Section 10.03    Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company, the Guarantor and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
Section 10.04    Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may, at the Company’s expense, bear a notation as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 18.10) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.
Section 10.05    Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee. In addition to the documents required by Section 18.05, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel stating that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 10 and is permitted or authorized by this Indenture.
ARTICLE 11
Consolidation, Merger and Sale of Assets
Section 11.01    Company and Guarantor May Consolidate, Etc. on Certain Terms.
(a)    Subject to the provisions of Section 11.02, neither the Company nor the Guarantor shall consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of its and its Subsidiaries’ assets, taken as a whole, to another Person; unless
(i)    either: (A) the Company or the Guarantor, as applicable, is the surviving or continuing Person; or (B) the resulting, surviving or transferee Person (if other than the Company or the Guarantor, as applicable) (the “Successor Company”) is a (1) corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia or (2) an entity treated as a corporation for U.S. federal income tax purposes organized and existing under the laws of the United Kingdom, and such entity (if not the Company or the Guarantor, as applicable) expressly assumes by supplemental indenture all of the obligations of the Company or the Guarantor, as applicable, under the Notes and the Indenture, as applicable (including, for the avoidance of doubt, the obligation to pay Additional Amounts);
(ii)    immediately after giving effect to such transaction no Default or Event of Default shall have occurred and be continuing under this Indenture; and
(iii)    if the Company or the Guarantor, as applicable, is not the Successor Company, the Successor Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease complies with this Indenture and that such supplemental indenture is permitted or authorized by this Indenture.
(b)    In the event of any such consolidation, merger, conveyance, sale, transfer or lease involving the Company, if the Successor Company is organized or resident for tax purposes in a jurisdiction outside of the United States, and any payments or deliveries made by such Successor Company under or with respect to the Notes are subject to withholding or deduction for or on account of any taxes, duties, assessments or other governmental charges imposed by such jurisdiction or any other jurisdiction from or through which payments by such Successor Company are made or, in each case, any political subdivision thereof or any authority therein or thereof having power to tax, such Successor Company will be required to pay additional amounts with respect to such taxes, duties, assessments or other governmental charges in a manner corresponding to the obligation of Guarantor to pay Additional Amounts as set forth under Section 4.10 and the Notes shall be subject to redemption as set forth in Section 16.01 (and for such purposes, the applicable jurisdiction imposing such taxes, duties, assessments or other governmental charges shall be a “Relevant Taxing Jurisdiction”).
(c)    Notwithstanding anything to the contrary in this Indenture, (i) the limitations described in Section 11.01(a) shall not apply to a sale, assignment, transfer conveyance or other disposition of assets between or among the Guarantor and any of its Wholly Owned Subsidiaries and (ii) the limitations described in Section 11.01(a) (other than Section 11.01(a)(ii)) shall not apply if the Guarantor consolidates with or merges with or into or sells, conveys, transfers or leases all or substantially all of its and its Subsidiaries’ assets, taken as a whole, to the Company and, in such case, the Guarantor will be automatically and unconditionally released from all obligations under its Guarantee and the Guarantee shall terminate and be discharged and be of no further force and effect.

Section 11.02    Successor Corporation to Be Substituted. In case of any such consolidation, merger or sale, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual payment of cash due upon exchange of the Notes in accordance with Article 14 and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company or the Guarantor, as applicable, such Successor Company (if not the Company or the Guarantor, as applicable) shall succeed to and, except in the case of a lease of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, or of all or substantially all of the consolidated assets of the Guarantor and its Subsidiaries, taken as a whole, shall be substituted for the Company or the Guarantor, as applicable, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company or the Guarantor, as applicable, any or all of the Notes issuable hereunder and the related Guarantee which theretofore shall not have been signed by the Company or the Guarantor, as applicable, and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company or the Guarantor, as applicable, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company or the Guarantor, as applicable, to the Trustee for authentication, and any Notes or the related Guarantee, as applicable, that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued, and the related Guarantee, as applicable, shall in all respects have the same legal rank and benefit under this Indenture as the Notes and the related Guarantee, as applicable, theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued and the related Guarantee has been executed, as applicable, at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article 11 the Person named as the “Company” or the “Guarantor” in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 11) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes or the Guarantee, as applicable, and from its obligations under this Indenture, the Notes or the Guarantee. In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued or the Guarantee thereafter to be executed as may be appropriate.
ARTICLE 12
Immunity of Incorporators, Shareholders, Officers and Directors
Section 12.01    Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or accrued and unpaid interest on, or the payment of consideration due upon exchange in accordance with Article 14 of, any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or the Guarantor in this Indenture or in any supplemental indenture or in any Note or any Guarantee, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, employee, agent, officer or director or Subsidiary, as such, past, present or future, of the Company or the Guarantor, of any Affiliate of the Company or the Guarantor, or of any successor Person, either directly or through the Company or the Guarantor (as the case may be) or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.
ARTICLE 13
Guarantee

Section 13.01    Guarantee. By its execution hereof, the Guarantor acknowledges and agrees that it receives substantial benefits from the Company and the issuance of the Notes and that the Guarantor is providing its guarantee (the “Guarantee”) for good and valuable consideration, including, without limitation, such substantial benefits. Accordingly, subject to the provisions of this Article 13, the Guarantor hereby fully and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and its successors and assigns that: (i) the principal of (including the Redemption Price and Fundamental Change Repurchase Price, as the case may be, pursuant to Article 15, Article 16 or Article 17, as applicable), premium, if any, interest and Additional Amounts with respect to the Notes and any cash due upon exchange of the Notes in accordance with Article 14, in each case, shall be duly and punctually paid in full when due, whether at the Maturity Date, upon acceleration, upon redemption, upon repurchase in connection with a Fundamental Change or upon exchange or otherwise, along with any interest on overdue principal, premium, if any, Additional Interest, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes, (ii) all other obligations of the Company to the Holders or the Trustee hereunder or under the Notes (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms hereof; and (iii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the Maturity Date, by acceleration, call for redemption, upon repurchase in connection with a Fundamental Change or upon exchange, subject, however, in the case of clauses (i), (ii) and (iii) above, to the limitations set forth in Section 13.03 hereof (collectively, the “Guarantee Obligations”). Therefore, failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantor shall be obligated to pay the same immediately. The Guarantor agrees that this is a guarantee of payment and not a guarantee of collection. The Guarantee constitutes a general unsecured and unsubordinated obligation to the Guarantor.
Subject to the provisions of this Article 13, the Guarantor hereby agrees that its Guarantee hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any thereof, the entry of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor. The Guarantor hereby waives and relinquishes (to the fullest extent permitted by law): (a) any right to require the Trustee, the Holders or the Company (each, a “Benefited Party”) to proceed against the Company or any other Person or to proceed against or exhaust any security held by a Benefited Party at any time or to pursue any other remedy in any secured party’s power before proceeding against the Guarantor; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of the Guarantor, the Company, any Benefited Party, any creditor of the Guarantor or the Company or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed; (d) any defense based upon an election of remedies by a Benefited Party, including but not limited to an election to proceed against the Guarantor for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Benefited Party’s election, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Code or any similar provision (including under English law); and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code or any similar provision under English law). Subject to the provisions of this Article 13, the Guarantor hereby covenants that, except as otherwise provided herein (including as provided in Article 11) and therein, the Guarantee shall not be discharged except by payment in full of all Guarantee Obligations, including the principal (including the Fundamental Change Repurchase Price and Redemption Price, if applicable), Additional Amounts, Exchange Obligations and interest on, premium, if any, and interest on the Notes, and the cash due upon exchange of the Notes and all other costs provided for under this Indenture or as provided in Article 7.
The Guarantor as a separate and independent obligation and liability from its other obligations and liabilities under this Indenture agrees to indemnify and keep indemnified each Holder and the Trustee in full and on demand in respect of the performance and discharge of the Guarantee Obligations (except where the Company’s failure to perform or discharge the Guarantee Obligations results from such Holder’s failure to comply with its obligations under the Indenture or the Trustee’s gross negligence or willful misconduct or the Company contesting any payment or part of a payment in good faith).
If any Holder or the Trustee is required by any court or otherwise to return to either the Company or the Guarantor, or any custodian, trustee, liquidator or similar official acting in relation to either the Company or the Guarantor, any amount paid by the Company or the Guarantor to the Trustee or such Holder, then the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guarantee Obligations hereby until payment in full of all such obligations guaranteed hereby. The Guarantor agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantee Obligations, and (y) in the event of any acceleration of such obligations as provided in Article 6 hereof, such Guarantee Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of the Guarantee.
Section 13.02    Execution and Delivery of Guarantee. To evidence the Guarantee set forth in Section 13.01 hereof, the Guarantor agrees that a notation of the Guarantee substantially in the form included in the Form of Note attached hereto as Exhibit A shall be endorsed on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of the Guarantor by an Officer of the Guarantor.
The Guarantor agrees that the Guarantee set forth in this Article 13 shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of the Guarantee.
If an Officer whose facsimile signature is on a Note or a notation of Guarantee no longer holds that office at the time the Trustee authenticates the Note on which the Guarantee is endorsed, the Guarantee shall be valid nevertheless.
The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantor.
Section 13.03    Limitation of Guarantor’s Liability; Certain Bankruptcy Events. 11.%2.%3. The Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee Obligations of the Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance (or similar voidable payment under English law) for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or English law. To effectuate the foregoing intention, the Holders and the Guarantor hereby irrevocably agree that the Guarantee Obligations of the Guarantor under this Article 13 shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of the Guarantor, result in the Guarantee Obligations of the Guarantor under the Guarantee not constituting a fraudulent transfer or conveyance (or similar voidable payment under English law).
(a)    The Guarantor hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, the Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guarantee and hereby waives and agrees, to the fullest extent that it may do so under applicable law, not to take the benefit of any such stay of execution, whether under Section 362 or 105 of the Bankruptcy Code or otherwise.

Section 13.04    Application of Certain Terms and Provisions to the Guarantor. 12.%2.%3. For purposes of any provision of this Indenture which provides for the delivery by the Guarantor of an Officer’s Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 1.01 hereof shall apply to the Guarantor as if references therein to the Company were references to the Guarantor.
(a)    Any request, direction, order or demand which by any provision of this Indenture is to be made by the Guarantor shall be sufficient if evidenced as described in Section 18.03 hereof as if references therein to the Company were references to the Guarantor.
(b)    Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Notes to or on the Guarantor may be given or served as described in Section 18.03 hereof as if references therein to the Company were references to the Guarantor.
(c)    Upon any demand, request or application by the Guarantor to the Trustee to take any action under this Indenture, the Guarantor shall furnish to the Trustee such certificates and opinions as are required in Section 18.05 hereof as if all references therein to the Company were references to the Guarantor.
ARTICLE 14
Exchange of Notes
Section 14.01    Exchange Privilege.
13.%2.%3.     Subject to and upon compliance with the provisions of this Article 14, each Holder of a Note shall have the right, at such Holder’s option, to exchange solely into cash all or any portion (if the portion to be exchanged is $1,000 principal amount or an integral multiple thereof) of such Note (i) subject to satisfaction of the conditions described in Section 14.01(b), at any time prior to the close of business on the Business Day immediately preceding February 1, 2023 under the circumstances and during the periods set forth in Section 14.01(b), and (ii) regardless of the conditions described in Section 14.01(b), at any time on or after February 1, 2023 and prior to the close of business on second Scheduled Trading Day immediately preceding the Maturity Date, in each case, at an initial exchange rate of 12.2663 Class A Ordinary Shares (subject to adjustment as provided in this Article 14, the “Exchange Rate”) per $1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 14.02) (the “Exchange Obligation”).
(a)    1.%2.%3.%4. Prior to the close of business on the Business Day immediately preceding February 1, 2023, a Holder may surrender all or any portion of its Notes for exchange at any time during the five Business Day period immediately after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder of Notes in accordance with this subsection (b)(i), for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Class A Ordinary Shares on each such Trading Day and the Exchange Rate on each such Trading Day (the “Trading Price Condition”). The Trading Prices shall be determined by the Bid Solicitation Agent pursuant to this subsection (b)(i) and the definition of Trading Price set forth in this Indenture. The Company shall provide written notice to the Bid Solicitation Agent (if other than the Company) of the three independent nationally recognized securities dealers selected by the Company pursuant to the definition of Trading Price, along with appropriate contact information for each. The Bid Solicitation Agent (if other than the Company) shall have no obligation to solicit bids as described above unless the Company has requested such solicitation in writing, and the Company shall have no obligation to make such request (or, if the Company is acting as Bid Solicitation Agent, the Company shall have no obligation to solicit such bids) unless a Holder of at least $2,000,000 in aggregate principal amount of Notes provides the Company reasonable evidence that the Trading Price per $1,000 principal amount of Notes on any Trading Day would be less than 98% of the product of the Last Reported Sale Price of the Class A Ordinary Shares on such Trading Day and the Exchange Rate on such Trading Day, at which time the Company shall instruct the Bid Solicitation Agent (if other than the Company) to solicit, or if the Company is acting as Bid Solicitation Agent, the Company shall solicit such bids beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Class A Ordinary Shares and the Exchange Rate. The Company will determine the Trading Price in accordance with the bids solicited by the Bid Solicitation Agent. If (x) the Company is not acting as Bid Solicitation Agent, and the Company does not, when the Company is required to, instruct the Bid Solicitation Agent to solicit bids, or the Company gives such instruction to the Bid Solicitation Agent, and the Bid Solicitation Agent fails to make such solicitation, or (y) the Company is acting as Bid Solicitation Agent and the Company fails to make such solicitation when obligated as provided in the preceding sentence, then, in either case, the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Class A Ordinary Shares and the Exchange Rate on each Trading Day of such failure. If the Trading Price Condition has been met on any Trading Day, the Company shall so notify the Holders, the Trustee and the Exchange Agent (if other than the Trustee) in writing or within one Business Day of such Trading Day. If, at any time after the Trading Price condition set forth above has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Class A Ordinary Shares and the Exchange Rate for such Trading Day, the Company shall so notify the Holders of the Notes, the Trustee and the Exchange Agent (if other than the Trustee) in writing that the Trading Price condition is no longer met, and thereafter neither the Company nor the Bid Solicitation Agent (if other than the Company) shall be required to solicit bids again until another qualifying request is made as described above.
(i)    If, prior to the close of business on the Business Day immediately preceding February 1, 2023, the Guarantor elects to:
(A)    issue to all or substantially all holders of the Class A Ordinary Shares any rights, options or warrants (other than in connection with a shareholder rights plan) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase Class A Ordinary Shares at a price per share that is less than the average of the Last Reported Sale Prices of the Class A Ordinary Shares for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or

(B)    distribute to all or substantially all holders of Class A Ordinary Shares the Guarantor’s assets, securities (other than Class A Ordinary Shares) or rights to purchase securities of the Guarantor (other than in connection with a shareholder rights plan), which distribution has a per share value, as reasonably determined by the Guarantor’s Board of Directors, exceeding 10% of the Last Reported Sale Price of the Class A Ordinary Shares on the Trading Day preceding the date of announcement for such distribution, then, in either case, the Company shall notify all Holders of the Notes, the Trustee and the Exchange Agent (if other than the Trustee) in writing at least 50 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. Once the Company has given such notice, a Holder may surrender all or any portion of its Notes for exchange at any time until the earlier of (1) the close of business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and (2) the Company’s or the Guarantor’s announcement that such issuance or distribution will not take place, in each case, even if the Notes are not otherwise exchangeable at such time. Holders may not exchange their Notes pursuant to this provision if they participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Class A Ordinary Shares and solely as a result of holding the Notes, in any of the transactions described above without having to exchange their Notes as if they held a number of Class A Ordinary Sharers equal to the applicable Exchange Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.
(ii)    If a transaction or event that constitutes a Fundamental Change or a Make-Whole Fundamental Change occurs prior to the close of business on the Business Day immediately preceding February 1, 2023, regardless of whether a Holder has the right to require the Company to repurchase the Notes pursuant to Section 15.02, or if the Guarantor is a party to a Share Exchange Event (other than a Share Exchange Event that is solely for the purpose of changing the Guarantor’s jurisdiction of organization that (x) does not constitute a Fundamental Change or a Make-Whole Fundamental Change and (y) results in a reclassification, conversion or exchange of outstanding Class A Ordinary Shares solely into Common Equity of the surviving entity and such Common Equity becomes Reference Property for the Notes) that occurs prior to the close of business on the Business Day immediately preceding February 1, 2023 (each such Fundamental Change, Make-Whole Fundamental Change or Share Exchange Event, a “Corporate Event”), all or any portion of a Holder’s Notes may be surrendered for exchange at any time from or after the effective date of the Corporate Event until the earlier of (x) 35 Trading Days after the effective date of such Corporate Event or, if such Corporate Event also constitutes a Fundamental Change, until close of business on the Business Day immediately prior to the related Fundamental Change Repurchase Date and (y) the second Scheduled Trading Day immediately preceding the Maturity Date. The Company shall notify Holders, the Trustee and the Exchange Agent (if other than the Trustee) in writing no later than the actual effective date of such Corporate Event.

(iii)    Prior to the close of business on the Business Day immediately preceding February 1, 2023, a Holder may surrender all or any portion of its Notes for exchange at any time during any calendar quarter commencing after the calendar quarter ending on June 30, 2018 (and only during such calendar quarter), if the Last Reported Sale Price of the Class A Ordinary Shares for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 130% of the Exchange Price on each of such 20 Trading Days.
(iv)    If the Company delivers a Redemption Notice to the Holders pursuant to Article 16 or Article 17 then a Holder may surrender all or any portion of its Notes for exchange at any time thereafter and prior to the close of business on the second Scheduled Trading Day immediately preceding the related Redemption Date, even if the Notes are not otherwise exchangeable at such time. After that time, the right to exchange such Notes on account of the Company’s delivery of any such Redemption Notice shall expire, unless the Company defaults in the payment of the Redemption Price, in which case a Holder of Notes may exchange all or any portion of its Notes until the Business Day immediately preceding the date on which the Redemption Price has been paid or duly provided for.
Section 14.02    Exchange Procedure; Payment Upon Exchange.
(a)    Except as provided in Section 14.03(b) and Section 14.07(a), upon exchange of any Note, on the second Business Day immediately following the last Trading Day of the relevant Observation Period, the Company shall pay to the exchanging Holder, in respect of each $1,000 principal amount of Notes being exchanged, an “Exchange Amount” in cash equal to the sum of the Daily Exchange Values for each of the 40 consecutive Trading Days during the relevant Observation Period for such Note. The Daily Exchange Values and the Exchange Amount shall be determined by the Company promptly following the last Trading Day of the relevant Observation Period. Promptly after such determination of the Daily Exchange Values and the Exchange Amount, the Company shall notify the Trustee and the Exchange Agent (if other than the Trustee) in writing of the Daily Exchange Values and the Exchange Amount. The Trustee and the Exchange Agent (if other than the Trustee) shall have no responsibility for any such determination.
(b)    Before any Holder of a Note shall be entitled to exchange a Note as set forth above, such Holder shall ((1) in the case of a Global Note, comply with the Applicable Procedures in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(f) and ((1) in the case of a Physical Note (1) complete, manually sign and deliver a duly completed irrevocable notice to the Exchange Agent as set forth in the Form of Notice of Exchange (or a facsimile thereof) (a “Notice of Exchange”) at the office of the Exchange Agent and state in writing therein the principal amount of Notes to be exchanged, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Exchange Agent, (3) if required, furnish appropriate endorsements and transfer documents and (4) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(f). The Trustee (and, if different, the Exchange Agent) shall notify the Company of any exchange pursuant to this Article 14 on the Exchange Date for such exchange. No Notice of Exchange with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 15.03. If the Company has designated a Redemption Date, a Holder that complies with the requirements for exchange described in this Section 14.02 prior to the close of business on the second Scheduled Trading Day immediately preceding the relevant Redemption Date (unless the Company defaults in the payment of the Redemption Price, in which case each Holder shall have the right to exchange its Notes until the close of business on the Business Day immediately preceding the date on which Redemption Price for all Noted to be redeemed has been paid or duly provided for) shall be deemed to have validly delivered a notice of its election not to have its Notes so redeemed.
If more than one Note shall be surrendered for exchange at one time by the same Holder, the Exchange Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.
(c)    A Note shall be deemed to have been exchanged immediately prior to the close of business on the date (the “Exchange Date”) that the Holder has complied with the requirements set forth in subsection (b) above.
(d)    In case any Note shall be surrendered for partial exchange, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unexchanged portion of the surrendered Note, without payment of any service charge by the exchanging Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange being different from the name of the Holder of the old Notes surrendered for such exchange.
(e)    Upon the exchange of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any exchange of Notes effected through any Exchange Agent other than the Trustee.
(f)    Upon exchange, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below. The Company’s payment of the full amount of cash due in respect of its Exchange Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but excluding, the relevant Exchange Date. As a result, accrued and unpaid interest, if any, to, but excluding, the relevant Exchange Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the foregoing, if Notes are exchanged after the close of business on a

Regular Record Date and prior to the open of business on the immediately following Interest Payment Date, Holders of such Notes as of the close of business on such Regular Record Date will receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the exchange. Notes surrendered for exchange during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so exchanged on the corresponding Interest Payment Date (regardless of whether the exchanging Holder was the Holder on the corresponding Regular Record Date); provided that no such payment shall be required (1) for exchanges following the close of business on the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified Redemption Date that is after a Regular Record Date and on or prior to the second Scheduled Trading Day immediately following the corresponding Interest Payment Date and the relevant Exchange Date occurs after such Regular Record Date and on or prior to such Scheduled Trading Day; (3) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date and the relevant Exchange Date occurs after such Regular Record Date and on or prior to such Business Day; or (4) to the extent of any overdue interest, if any overdue interest exists at the time of exchange with respect to such Note. Therefore, for the avoidance of doubt, all Holders of record on the Regular Record Date immediately preceding the Maturity Date shall receive the full interest payment due on the Maturity Date regardless of whether their Notes have been exchanged following such Regular Record Date.
Section 14.03    Increased Exchange Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Change or During a Redemption Period.14.%2.%3. If (i) (X) the Effective Date of a Make-Whole Fundamental Change occurs prior to the Maturity Date or (Y) the Company delivers a Redemption Notice, and (ii) a Holder elects to exchange its Notes in connection with such Make-Whole Fundamental Change or during the related Redemption Period, the Company shall, under the circumstances described in this Section 14.03, increase the Exchange Rate for the Notes so surrendered for exchange by a number of additional Class A Ordinary Shares (the “Additional Shares”), as described in this Section 14.03. An exchange of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Exchange Date occurs during the period from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, close of business on the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b)(i) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change) (such period, the “Make-Whole Fundamental Change Period”).
(a)    Upon surrender of Notes for exchange in connection with a Make-Whole Fundamental Change pursuant to Section 14.01(b)(iii) or during a Redemption Period, as the case may be, the Company shall satisfy the related Exchange Obligation in solely cash in accordance with Section 14.02 based on the Exchange Rate as increased pursuant to the table in Section 14.03(e); provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property following such Make-Whole Fundamental Change is composed entirely of cash, for any exchange of Notes following the Effective Date of such Make-Whole Fundamental Change, the Exchange Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of exchanged Notes equal to the Exchange Rate (including any adjustment for Additional Shares), multiplied by such Stock Price. In such event, the Exchange Obligation shall be determined and paid to Holders in cash on the second Business Day following the Exchange Date. The Company and the Guarantor shall notify the Holders of Notes of the Effective Date of any Make-Whole Fundamental Change no later than five Business Days after such Effective Date.
(b)    The number of Additional Shares, if any, by which the Exchange Rate shall be increased shall be determined by reference to the table below, based on: (i) in the case of a Make-Whole Fundamental Change, the date on which the Make-Whole Fundamental Change occurs or becomes effective or, in the case of a Redemption Notice, the Redemption Notice Date (in each case, the “Effective Date”) and (ii) in the case of a make-whole fundamental change, the price paid (or deemed to be paid) per Class A Ordinary Share in the Make-Whole Fundamental Change or, in the case of a Redemption Notice, the average of the last reported sale prices of the Class A Ordinary Shares over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Redemption Notice Date (in each case, the “Stock Price”). If the holders of the Class A Ordinary Shares receive in exchange for their Class A Ordinary Shares only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. In the case of any other Make-Whole Fundamental Change, the Stock Price shall be the average of the Last Reported Sale Prices of the Class A Ordinary Shares over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change. In the event that an exchange during a Redemption Period would also be deemed to be in connection with a Make-Whole Fundamental Change, a Holder of Notes to be exchanged will be entitled to a single increase to the Exchange Rate with respect to the first to occur of the applicable Redemption Notice Date or the Effective Date of the applicable Make-Whole Fundamental Change, and the latter event will be deemed not to have occurred for purposes of this Section. The Board of Directors of the Guarantor shall make appropriate adjustments to the Stock Price, in its good faith determination, to account for any adjustment to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate where the Ex-Dividend Date, Effective Date (as such term is used in Section 14.04) or Expiration Date of the event occurs during such five consecutive Trading Day period.
(c)    The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Exchange Rate of the Notes is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Exchange Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Exchange Rate as so adjusted. The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Exchange Rate as set forth in Section 14.04.

(d)    The following table sets forth the number of Additional Shares by which the Exchange Rate shall be increased per $1,000 principal amount of Notes pursuant to this Section 14.03 for each Stock Price and Effective Date set forth below:

	Stock Price
Effective Date	$57.21	$60.00	$65.00	$75.00	$81.52	$90.00	$105.98	$125.00	$150.00	$200.00	$250.00	$300.00
April 27, 2018	5.2131	4.7510	4.0468	2.9948	2.4909	1.9839	1.3322	0.8638	0.5130	0.1976	0.0740	0.0169
May 1, 2019	5.2131	4.7043	3.9608	2.8617	2.3426	1.8274	1.1802	0.7317	0.4109	0.1430	0.0488	0.0100
May 1, 2020	5.2131	4.6468	3.8512	2.6907	2.1528	1.6289	0.9928	0.5750	0.2965	0.0879	0.0252	0.0038
May 1, 2021	5.2131	4.5467	3.6783	2.4348	1.8749	1.3467	0.7422	0.3824	0.1709	0.0387	0.0073	0.0000
May 1, 2022	5.2131	4.3865	3.3943	2.0073	1.4173	0.9011	0.3921	0.1560	0.0528	0.0073	0.0001	0.0000
May 1, 2023	5.2131	4.3865	3.1183	1.0671	0.0006	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:
(i)    if the Stock Price is between two Stock Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365 or 366-day year, as applicable;
(ii)    if the Stock Price is greater than $300.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Exchange Rate; and
(iii)    if the Stock Price is less than $57.21 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Exchange Rate.
Notwithstanding the foregoing, in no event shall the Exchange Rate per $1,000 principal amount of Notes exceed 17.4794 Class A Ordinary Shares, subject to adjustment in the same manner as the Exchange Rate pursuant to Section 14.04.
(e)    Nothing in this Section 14.03 shall prevent an adjustment to the Exchange Rate pursuant to Section 14.04 in respect of a Make-Whole Fundamental Change.

(f)    For the avoidance of doubt, if a Holder exchanges its Notes prior to the Effective Date of a Make-Whole Fundamental Change, then, whether or not such Make-Whole Fundamental Change occurs, the Holder shall not be entitled to an increased Exchange Rate in connection with such Make-Whole Fundamental Change.
Section 14.04    Adjustment of Exchange Rate. The Exchange Rate shall be adjusted from time to time by the Guarantor if any of the following events occurs, except that the Company shall not make any adjustments to the Exchange Rate if Holders of the Notes have the right to participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of Class A Ordinary Shares and solely as a result of holding the Notes, in any of the transactions described in this Section 14.04, without having to exchange their Notes, as if they held a number of Class A Ordinary Shares equal to the Exchange Rate in effect immediately prior to the effective time for such adjustment, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.
(a)    If the Guarantor exclusively issues Class A Ordinary Shares as a dividend or distribution on the Class A Ordinary Shares, or if the Guarantor effects a share split or share combination, in either case, in respect of the Class A Ordinary Shares, the Exchange Rate shall be adjusted based on the following formula:
where,
ER0    =    the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;
ER'    =    the Exchange Rate in effect immediately after the open of business on such Ex-Dividend Date or Effective Date, as applicable;
OS0    =    the number of Class A Ordinary Shares outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and
OS'    =    the number of Class A Ordinary Shares that would be outstanding immediately prior to the open of business on such Ex-Dividend Date or the Effective Date, as applicable, immediately after giving effect to such dividend, distribution, share split or share combination.
Any adjustment made under this Section 14.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 14.04(a) is declared but not so paid or made, the Exchange Rate shall be immediately readjusted, effective as of the date the Guarantor’s Board of Directors determines not to pay such dividend or distribution, to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.
(b)    If the Guarantor issues to all or substantially all holders of the Class A Ordinary Shares any rights, options or warrants (other than in connection with a shareholder rights plan) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase Class A Ordinary Shares at a price per share that is less than the average of the Last Reported Sale Prices of the Class A Ordinary Shares for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Exchange Rate shall be increased based on the following formula:
where,
ER0    =    the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;
ER'    =    the Exchange Rate in effect immediately after the open of business on such Ex-Dividend Date;
OS0    =    the number of Class A Ordinary Shares outstanding immediately prior to the open of business on such Ex-Dividend Date;
X    =    the total number of Class A Ordinary Shares issuable pursuant to such rights, options or warrants; and
Y    =    the number of Class A Ordinary Shares equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Class A Ordinary Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.
Any increase made under this Section 14.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that shares of Class A Ordinary Shares are not delivered after the expiration of such rights, options or warrants, the Exchange Rate shall be decreased to the Exchange Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Class A Ordinary Shares actually delivered. If such rights, options or warrants are not so issued, the Exchange Rate shall be decreased to the Exchange Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.
For purposes of this Section 14.04(b) and for the purpose of Section 14.01(b)(ii)(A), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase Class A Ordinary Shares at a price per share that is less than such average of the Last Reported Sale Prices of the Class A Ordinary Shares for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such Class A Ordinary Shares, there shall be taken into account any consideration received by the Guarantor for such rights, options or warrants and any amount payable on exercise or exchange thereof, the value of such consideration, if other than cash, to be determined by the Guarantor’s Board of Directors.
(c)    If the Guarantor distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Guarantor or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of Class A Ordinary Shares, excluding (i) dividends, distributions or issuances (including share splits) as to which an adjustment was effected or will be so effected in accordance with the 1% Provision pursuant to Section 14.04(a) or Section 14.04(b), (ii) except as otherwise described in this Section 14.04(c) and in Section 14.11, rights issued pursuant to a shareholder rights plan of the Guarantor then in effect, (iii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 14.04(d), (iv) dividends or distributions of Reference Property in a transaction described in Section 14.07; and (v) Spin-Offs as to which the provisions set forth below in this Section 14.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Exchange Rate shall be increased based on the following formula:
where,
ER0    =    the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;
ER'    =    the Exchange Rate in effect immediately after the open of business on such Ex-Dividend Date;
SP0    =    the average of the Last Reported Sale Prices of the Class A Ordinary Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and
FMV    =    the fair market value (as determined by the Guarantor’s Board of Directors) of the Distributed Property with respect to each outstanding Class A Ordinary Share on the Ex-Dividend Date for such distribution.
Any increase made under the portion of this Section 14.04(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Exchange Rate shall be decreased to the Exchange Rate that would then be in effect if such distribution had not been declared.
Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Class A Ordinary Shares receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of Class A Ordinary Shares equal to the Exchange Rate in effect on the Ex-Dividend Date for the distribution.
With respect to an adjustment pursuant to this Section 14.04(c) where there has been a payment of a dividend or other distribution on the Class A Ordinary Shares of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Guarantor, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Exchange Rate shall be increased based on the following formula:
where,
ER0    =    the Exchange Rate in effect immediately prior to the end of the Valuation Period;
ER'    =    the Exchange Rate in effect immediately after the end of the Valuation Period;
FMV0    =    the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Class A Ordinary Shares applicable to one Class A Ordinary Shares (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Class A Ordinary Shares were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); provided that if there is no Last Reported Sale Price of the Capital Stock or similar equity interest distributed to holders of the Class A Ordinary Shares on such Ex-Dividend Date, the “Valuation Period” shall be the first 10 consecutive Trading Day period after, and including, the first date such Last Reported Sale Price is available; and
MP0    =    the average of the Last Reported Sale Prices of Class A Ordinary Shares over the Valuation Period.
The increase to the Exchange Rate under the preceding paragraph shall occur at the close of business on the last Trading Day of the Valuation Period; provided that for any Trading Day that falls within the relevant Observation Period for such exchange and within the Valuation Period, references to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and such Trading Day in determining the Exchange Rate as of such Trading Day. If any dividend or distribution that constitutes a Spin-Off is declared but not so paid or made, the Exchange Rate shall be immediately decreased, effective as of the date the Guarantor’s Board of Directors determines not to pay or make such dividend or distribution, to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared or announced.
For purposes of this Section 14.04(c) (and subject in all respect to Section 14.11), rights, options or warrants distributed by the Guarantor to all holders of the Class A Ordinary Shares entitling them to subscribe for or purchase shares of the Guarantor’s Capital Stock, including Class A Ordinary Shares (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such Class A Ordinary Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Class A Ordinary Shares, shall be deemed not to have been distributed for purposes of this Section 14.04(c) (and no adjustment to the Exchange Rate under this Section 14.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exchange Rate shall be made under this Section 14.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exchange Rate under this Section 14.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Exchange Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Exchange Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Class A Ordinary Shares with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Class A Ordinary Shares as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Exchange Rate shall be readjusted as if such rights, options and warrants had not been issued.
For purposes of Section 14.04(a), Section 14.04(b) and this Section 14.04(c), if any dividend or distribution to which this Section 14.04(c) is applicable also includes one or both of:
(A)    a dividend or distribution of Class A Ordinary Shares to which Section 14.04(a) is applicable (the “Clause A Distribution”); or
(B)    a dividend or distribution of rights, options or warrants to which Section 14.04(b) is applicable (the “Clause B Distribution”), then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.04(c) is applicable (the “Clause C Distribution”) and any Exchange Rate adjustment required by this Section 14.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Exchange Rate adjustment required by Section 14.04(a) and Section 14.04(b) with respect thereto shall then be made, except that, if determined by the Guarantor (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of the Class A Ordinary Shares included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date” within the meaning of Section 14.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 14.04(b).
(d)    If the Guarantor pays or makes any cash dividend or cash distribution to all or substantially all holders of the Class A Ordinary Shares, the Exchange Rate shall be adjusted based on the following formula:
where,
ER0    =    the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;
ER'    =    the Exchange Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;
SP0    =    the Last Reported Sale Price of the Class A Ordinary Shares on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and
C    =    the amount in cash per share the Guarantor distributes to all or substantially all holders of the Class A Ordinary Shares.
Any increase pursuant to this Section 14.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Exchange Rate shall be decreased, effective as of the date the Guarantor’s Board of Directors determines not to make or pay such dividend or distribution, to be the Exchange Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of Class A Ordinary Shares, the amount of cash that such Holder would have received if such Holder owned a number of Class A Ordinary Shares equal to the Exchange Rate on the Ex-Dividend Date for such cash dividend or distribution.
(e)    If the Guarantor or any of its Subsidiaries make a payment in respect of a tender offer or exchange offer for the Class A Ordinary Shares that is subject to the then-applicable tender offer rules under the Exchange Act, other than any odd-lot tender offer, to the extent that the cash and value of any other consideration included in the payment per share of the Class A Ordinary Shares exceeds the average of the Daily VWAPs of the Class A Ordinary Shares over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Exchange Rate shall be increased based on the following formula:
where,
ER0    =    the Exchange Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires (the date such tender offer or exchange offer expires, the “Expiration Date”);
ER'    =    the Exchange Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;
AC    =    the aggregate value of all cash and any other consideration (as determined by the Guarantor’s Board of Directors) paid or payable for shares purchased or exchanged in such tender or exchange offer;
OS0    =    the number of Class A Ordinary Shares outstanding immediately prior to the Expiration Date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);
OS'    =    the number Class A Ordinary Shares outstanding immediately after the Expiration Date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and
SP'    =    the average of the Last Reported Sale Prices of the Class A Ordinary Shares over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.
The increase to the Exchange Rate under this Section 14.04(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date for such tender or exchange offer; provided that for any Trading Day that falls within the relevant Observation Period for such exchange and within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the Expiration Date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Expiration Date of such tender or exchange offer and such Trading Day in determining the Exchange Rate as of such Trading Day. In the event that the Guarantor or on it its Subsidiaries is obligated to purchase Class A Ordinary Shares pursuant to any such tender offer or exchange offer, but the Guarantor or such Subsidiary is permanently prevented by applicable law from consummating any such purchases, or any such purchases are rescinded, then the Exchange Rate shall be decreased to be the Exchange Rate that would then be in effect if such tender offer or exchange offer had not been made or had been made only in respect of the purchases that have been consummated and not rescinded.
(f)    In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 14.04, and to the extent permitted by applicable law, the Company from time to time may increase the Exchange Rate by any amount for a period of at least 20 Business Days if the Company’s Board of Directors determines that such increase would be in the Company’s best interest. In addition, to the extent permitted by applicable law, the Company may (but is not required to) increase the Exchange Rate to avoid or diminish any income tax to holders of Class A Ordinary Shares or rights to purchase Class A Ordinary Shares in connection with a dividend or distribution of Class A Ordinary Shares (or rights to acquire Class A Ordinary Shares) or similar event. Whenever the Exchange Rate is increased pursuant to either of the preceding two sentences, the Company shall deliver to the Holder of each Note a notice of the increase at least 15 days prior to the date the increased Exchange Rate takes effect, and such notice shall state the increased Exchange Rate and the period during which it will be in effect.
(g)    Except as stated in this Indenture, the Company will not adjust the Exchange Rate for the issuance of Class A Ordinary Shares or any shares exchangeable for Class A Ordinary Shares or the right to purchase Class A Ordinary Shares or such exchangeable securities. For example, the exchange rate will not be adjusted:
(i)    upon the issuance of any Class A Ordinary Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Guarantor’s securities and the investment of additional optional amounts in Class A Ordinary Shares under any such plan;
(ii)    upon the issuance of any Class A Ordinary Shares or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit, compensation or stock purchase plan or program of or assumed by the Guarantor or any of the Guarantor’s Subsidiaries;
(iii)    upon the issuance of any Class A Ordinary Shares pursuant to any option, warrant, right or exercisable or exchangeable security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;
(iv)    upon the repurchase of any shares of Class A Ordinary Shares pursuant to an open-market share repurchase program or other buyback transaction, including structured or derivatives transactions, that is not a tender offer or exchange offer of the nature described in Section 14.04(e);
(v)    solely for a change in the nominal value of the Class A Ordinary Shares; or
(vi)    for accrued and unpaid interest, if any.
(h)    If an adjustment to the Exchange Rate otherwise required by this Section 14.04 would result in a change of less than 1% to the Exchange Rate, then, notwithstanding the foregoing, the Company may, at its election by written notice in the form of an Officer’s Certificate to the Holders, the Trustee and the Exchange Agent (if other than the Trustee) promptly after the date such adjustment is otherwise required to be made, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest to occur of the following: (i) when all such deferred adjustments would result in an aggregate change of at least 1% to on the Exchange Rate; (ii) on each Trading Day of the applicable Observation Period for any Note; (iii) the date a Fundamental Change or a Make-Whole Fundamental Change occurs; and (iv) February 1, 2023. The provisions described in the preceding sentence are referred to herein as the “1% Provision.”
(i)    All calculations and other determinations under this Article 14 shall be made by the Guarantor and shall be made to the nearest one-ten thousandth (1/10,000th) of a share.
(j)    Whenever the Exchange Rate is adjusted as herein provided, the Company shall promptly deliver to the Trustee (and the Exchange Agent if not the Trustee) an Officer’s Certificate setting forth the Exchange Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Exchange Rate and may assume without inquiry that the last Exchange Rate of which it has knowledge is still in effect. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
(k)    For purposes of this Section 14.04, the number of Class A Ordinary Shares at any time outstanding shall not include Class A Ordinary Shares held in the treasury of the Guarantor so long as the Guarantor does not pay any dividend or make any distribution on the Class A Ordinary Shares held in the treasury of the Guarantor, but shall include Class A Ordinary Shares issuable in respect of scrip certificates issued in lieu of fractions of Class A Ordinary Shares.
Section 14.05    Adjustments of Prices. Whenever any provision of this Indenture requires the Guarantor or the Company to calculate the Last Reported Sale Prices, the Daily VWAPs or the Daily Exchange Values over a span of multiple days (including, without limitation, an Observation Period and the period, if any, for determining the Stock Price for purposes of a Make-Whole Fundamental Change or Redemption Notice), the Company’s Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate where the Ex-Dividend Date, Effective Date or Expiration Date, as the case may be, of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs or the Daily Exchange Values are to be calculated.
Section 14.06    [Reserved].
Section 14.07    Effect of Recapitalizations, Reclassifications and Changes of Class A Ordinary Shares.
(a)    In the case of:
(i)    any recapitalization, reclassification or change of the Class A Ordinary Shares (other than changes resulting from a change in par or nominal value, or a subdivision or combination),
(ii)    any consolidation, merger or combination involving the Guarantor,
(iii)    any sale, lease or other transfer to a third party of the consolidated assets of the Guarantor and the Guarantor’s Subsidiaries substantially as an entirety or
(iv)    any statutory share exchange,
in each case, as a result of which Class A Ordinary Shares would be exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Share Exchange Event”, any such stock, other securities, other property or assets (including cash or any combination thereof), “Reference Property”, and the amount of reference property that a holder of one Class A Ordinary Share immediately prior to such Share Exchange Event would have been entitled to receive upon the occurrence of such Share Exchange Event, a “unit of Reference Property”), then the Guarantor and the Company or the successor or acquiring company, as the case may be, will execute with the Trustee a supplemental indenture permitted under Section Section 10.01(i) providing that, at and after the effective time of the Share Exchange Event, the right to exchange each $1,000 principal amount of Notes will be changed into a right to exchange such principal amount of Notes for the cash value of the amount of Reference Property, as determined by the Guarantor, that a Holder of a number of Class A Ordinary Shares equal to the Exchange Rate immediately prior to such Share Exchange Event would have been entitled to receive upon such Share Exchange Event; provided that the Exchange Amount due upon exchange will continue to be paid solely in cash; and provided further, that the daily VWAP will be calculated based on the value of a unit of Reference Property.
For purposes of the foregoing, if the Share Exchange Event causes the Class A Ordinary Shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), the Reference Property used to determine the amount of cash for which the Notes will be exchangeable will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of the Class A Ordinary Shares. The Company will notify holders, the Trustee and the Exchange Agent (if other than the Trustee) of the weighted average as soon as practicable after such determination is made.
If the holders of the Class A Ordinary Shares receive only cash in such Share Exchange Event, then for all exchanges for which the relevant Exchange Date occurs after the effective date of such Share Exchange Event: (A) the consideration due upon exchange of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Exchange Rate on the Exchange Date (as may be increased as described pursuant to Section 14.03), multiplied by the price paid per Class A Ordinary Share in such Share Exchange Event and (B) the Company will satisfy its Exchange Obligation by paying such cash amount to exchanging Holders on the second Business Day immediately following the Exchange Date.
If the Reference Property in respect of any Share Exchange Event includes, in whole or in part, shares of Common Equity or securities convertible or exchangeable for shares of Common Equity, such supplemental indenture described in the third immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 14. If, in the case of any Share Exchange Event, the Reference Property includes shares of stock, securities or other property or assets (other than cash and/or cash equivalents) of a Person other than the Guarantor or the successor or purchasing company, as the case may be, in such Share Exchange Event, then such supplemental indenture shall also be executed by such other Person (but only if such Person is an Affiliate of the Guarantor or the successor or acquiring company, as the case may be) and shall contain such additional provisions to protect the interests of the Holders of the Notes, including rights of Holders to require the Company to purchase their Notes to the extent set forth in Article 15, as the Company’s Board of Directors shall reasonably consider necessary by reason of the foregoing.
(b)    When the Company and the Guarantor execute a supplemental indenture pursuant to subsection (a) of this Section 14.07, the Company shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Share Exchange Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly deliver notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be delivered to each Holder within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
(c)    The above provisions of this Section 14.02 shall similarly apply to successive Share Exchange Events.
Section 14.08     [Reserved].
Section 14.09    Responsibility of Trustee. The Trustee and any other Exchange Agent shall not at any time be under any duty or responsibility to any Holder to determine the Exchange Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Exchange Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Exchange Agent shall not be accountable with respect to the amount of any cash that may at any time be paid upon the exchange of any Note; and the Trustee and any other Exchange Agent make no representations with respect thereto. Without limiting the generality of the foregoing, neither the Trustee nor any Exchange Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.07 relating either to the kind or amount of shares of stock or securities or property (including cash) upon which the Exchange Obligation with respect to a Holder’s Notes may be based after any event referred to in such Section 14.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Exchange Agent shall be responsible for determining whether any event contemplated by Section 14.01(b) has occurred that makes the Notes eligible for exchange or no longer eligible therefor until the Company has delivered to the Trustee and the Exchange Agent the notices referred to in Section 14.01(b) with respect to the commencement or termination of such exchange rights, on which notices the Trustee and the Exchange Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Exchange Agent immediately after the occurrence of any such event or at such other times as shall be provided for in Section 14.01(b).
Section 14.10    [Reserved].Shareholder Rights Plans
Section 14.11    Exchange of Notes to a Financial Institution in Lieu of Exchange for Cash.
15.%2.%3. Notwithstanding anything herein to the contrary, when a Holder surrenders its Notes for exchange, the Company may, at its election (an “Exchange Election”), direct the Exchange Agent to deliver, on or prior to the close of business on the Trading Day immediately following the Exchange Date, such Notes to a financial institution designated by the Company for exchange in lieu of exchange for cash. In order to accept any Notes surrendered for exchange, the designated financial institution must agree to timely deliver, in exchange for such Notes, the cash due upon exchange as provided in this Article 14 or such other amount agreed to by the Holder and such designated financial institution. If the Company makes an Exchange Election, the Company will, by the close of business on the Trading Day immediately following the relevant Exchange Date, notify the Holder delivering its Notes for exchange, the Trustee and the Exchange Agent (if other than the Trustee) in writing that the Company has made the Exchange Election, and the Company will notify the designated financial institution of the relevant deadline for payment of cash due upon exchange.
16.%2.%3. Any Notes delivered to the designated financial institution will remain outstanding. If the designated financial institution agrees to accept any Notes for exchange but does not timely pay the required cash due upon exchange, or if such designated financial institution does not accept the Notes for exchange, the Company will notify the Exchange Agent and the Holder surrendering its Notes for exchange and will pay the required cash due upon exchange to the exchanging Holder at the time and in the manner required under this Indenture as if the Company had not made an Exchange Election.
17.%2.%3. The Company’s designation of a financial institution to which the Notes may be submitted for exchange does not require that financial institution to accept any Notes (unless the financial institution has separately made an agreement with the Company). The Company may, but will not be obligated to, enter into a separate agreement with any designated financial institution that would compensate it for any such transaction.
ARTICLE 15
Repurchase of Notes Upon a Fundamental Change
Section 15.01    [Reserved].
Section 15.02    Repurchase at Option of Holders Upon a Fundamental Change.
18.%2.%3. If a Fundamental Change occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof that is equal to $1,000 or an integral multiple of $1,000, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 Business Days nor more than 35 Business Days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 15. The Fundamental Change Repurchase Date shall be subject to postponement to allow the Company to comply with applicable law.
(a)    Repurchases of Notes under this Section 15.02 shall be made, at the option of the Holder thereof, upon:
(i)    delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Applicable Procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and
(ii)    delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the Applicable Procedures, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.
The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:
(i)    in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;
(ii)    the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and
(iii)    that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;
provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with the Applicable Procedures.
Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 15.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 15.03.
The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.
(b)    On or before the 20th Business Day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders of Notes and the Trustee and the Paying Agent (in the case of a Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the Applicable Procedures. Each Fundamental Change Company Notice shall specify:
(i)    the events causing the Fundamental Change;
(ii)    the effective date of the Fundamental Change;
(iii)    the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;
(iv)    the Fundamental Change Repurchase Price;
(v)    the Fundamental Change Repurchase Date;
(vi)    the name and address of the Paying Agent and the Exchange Agent, if applicable;
(vii)    if applicable, the Exchange Rate and any adjustments to the Exchange Rate;
(viii)    that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be exchanged only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and
(ix)    the procedures that Holders must follow to require the Company to repurchase their Notes.
No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.02.
At the Company’s request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.
(c)    Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the Applicable Procedures shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.
(d)    Notwithstanding anything to the contrary in this Indenture, the Company shall not be required to repurchase, or to make an offer to repurchase, the Notes upon a Fundamental Change if a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth in this Article 15, and such third party purchases all Notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth in this Article 15.
Section 15.03    Withdrawal of Fundamental Change Repurchase Notice.(a) A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with this Section 15.03 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:
(i)    the principal amount of the Notes with respect to which such notice of withdrawal is being submitted,
(ii)    if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and
(iii)    the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;
provided, however, that if the Notes are Global Notes, the notice must comply with the Applicable Procedures.
Section 15.04    Deposit of Fundamental Change Repurchase Price.
(a)    The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 15.02) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 15.02 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.
(b)    If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price and, if applicable, accrued and unpaid interest).
(c)    Upon surrender of a Note that is to be repurchased in part pursuant to Section 15.02, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.
Section 15.05    Covenant to Comply with Applicable Laws Upon Repurchase of Notes. (a) In connection with any repurchase offer pursuant to a Fundamental Change Repurchase Notice, the Company and the Guarantor will, if required:
(i)    comply with the tender offer rules under the Exchange Act that may then be applicable;
(ii)    file a Schedule TO (if applicable under the Exchange Act at such time) or any other required schedule under the Exchange Act; and
(iii)     otherwise comply in all material respects with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;
in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15, subject to postponement in order to allow the Company to comply with applicable law. To the extent that the provisions of any securities laws or regulations (or Commission interpretations thereof) adopted subsequent to April 24, 2018 conflict with the provisions of this Indenture relating to the Company’s obligations to purchase the Notes upon a Fundamental Change, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under such provisions of this Indenture by virtue of such conflict.
ARTICLE 16
Redemption For a Change in Tax Law
Section 16.01    Optional Redemption for Changes in the Tax Laws of the Relevant Taxing Jurisdictions. 19.%2.%3. The Company may redeem the Notes, in whole but not in part (except in respect of Holders that elect otherwise as described below), at the Company’s option (a “Tax Redemption”) upon giving not less than 45 nor more than 60 Scheduled Trading Days’ prior written notice (the date for Tax Redemption specified in such notice, the “Tax Redemption Date”) to the Trustee, the Exchange Agent (if other than the Trustee), the paying agent and each Holder of the Notes at the Redemption Price if on the next date on which any amount would be payable in respect of the Notes or the Guarantor’s Guarantee, the Company or the Guarantor would be required to pay any Additional Amounts, and the Company and the Guarantor cannot avoid any such payment obligation by taking commercially reasonable measures available to them (provided that (i) changing the jurisdiction of the Guarantor’s or the Company’s organization shall not be deemed to be a commercially reasonable measure, but (ii) listing the Notes on a “recognised stock exchange”, or admitting the Notes to trading on a “multilateral trading facility operated by an EEA-regulated recognised stock exchange”, so as to constitute the Notes “quoted eurobonds” for the purposes of section 987 of the U.K. Income Tax Act 2007, shall (assuming there has been no change, since April 24, 2018, to the exemption from U.K. withholding tax applicable to payments of interest on a “quoted eurobond” so as to make avoiding such payment obligation materially more onerous in the judgment of the Company) be deemed to be a commercially reasonable measure) as a result of:
(i)    any amendment to, or change in, the laws, tax treaties, or any regulation of rulings promulgated thereunder of a Relevant Taxing Jurisdiction that is publicly announced and becomes effective on or after April 24, 2018 (or, if the applicable Relevant Taxing Jurisdiction becomes a relevant Tax Jurisdiction on a date after April 24, 2018 such later date); or
(ii)    any amendment to, or change in, an official interpretation or application regarding such laws, tax treaties, regulations or rulings, including by virtue of a holding, judgment or order by a court of competent jurisdiction that is publicly announced and becomes effective after April 24, 2018 (or, if the Relevant Taxing Jurisdiction becomes a Relevant Taxing Jurisdiction on a date after April 24, 2018, such later date) (any such amendment or change described in clauses (i) or (ii), a “Change in Tax Law”).
(b)    The Company will not give any such notice of a Tax Redemption (the “Notice of Tax Redemption”) earlier than 90 days prior to the earliest date on which the Company or the Guarantor, as applicable, would be obligated to pay Additional Amounts.
(c)    In addition, the Company may not specify a Tax Redemption Date that falls on or after the 41st Scheduled Trading Day immediately preceding the Maturity Date. The Tax Redemption Date must be a Business Day.

Section 16.02    Notice of Tax Redemption.
(a)    The Notice of Tax Redemption, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Notice of Tax Redemption in the manner herein provided or any defect in the Notice of Tax Redemption to the Holder of any Note designated for Tax Redemption shall not affect the validity of the proceedings for the redemption of any other Note.
(b)    Each Notice of Tax Redemption shall specify:
(i)    the Tax Redemption Date;
(ii)    the Redemption Price;
(iii)    the place or places where such Notes are to be surrendered for payment of the Redemption Price;
(iv)    that on the Tax Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that the interest thereon, if any, shall cease to accrue on and after the Tax Redemption Date;
(v)    that Holders may surrender all or any portion of their Notes for exchange at any time from the date of the Notice of Tax Redemption to the close of business on the second Scheduled Trading Day immediately preceding the Tax Redemption Date or, if the Company fails to pay the Redemption Price, the close of business on the Business Day immediately preceding such later date on which the Company pays the Redemption Price;
(vi)    the procedures an exchanging Holder must follow to exchange its Notes;
(vii)    that Holders have the right to elect not to have their Notes redeemed by delivering to the Trustee written notice to that effect not later than the 15th calendar day prior to the Tax Redemption Date;
(viii)    that Holders who wish to elect not to have their Notes redeemed must satisfy the requirements set forth in this Indenture;
(ix)    that, on and after the Tax Redemption Date, Holders who elect not to have their Notes redeemed will not receive any Additional Amounts on any payments with respect to such Notes (whether upon exchange, repurchase, maturity or otherwise), and all subsequent payments with respect to the Notes will be subject to any tax required to be withheld or deducted under the laws of the Relevant Taxing Jurisdiction, provided that a Holder complying with the requirements for exchange described under Section 14.02 before the close of business on the Second Scheduled Trading Day immediately preceding the Tax Redemption Date will be deemed to have validly delivered a notice of its election not to have its Notes redeemed, and the Company or Guarantor, as applicable, will pay Additional Amounts, if any are due with respect to such Holder’s exchange of its Notes;

(x)    the Exchange Rate (including any Additional Shares added thereto for Holders that exchange their Notes during the relevant Redemption Period); and
(xi)    the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes.
A Redemption Notice shall be irrevocable.
Section 16.03    Payment of Notes Called for Tax Redemption.
(a)    If any Redemption Notice has been given in respect of the Notes in accordance with Section 16.02, the Notes shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Redemption Notice, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price.
(b)    Prior to 11:00 a.m., New York City time, on the Tax Redemption Date, the Company shall deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) an amount of cash sufficient to pay the Redemption Price of all of the Notes to be redeemed on such Tax Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made on the Tax Redemption Date for such Notes. The Trustee (or other Paying Agent appointed by the Company) shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.
Section 16.04    Holders’ Right to Avoid Redemption. Notwithstanding anything to the contrary in this Article 16, if the Company has given a Notice of Tax Redemption as described in Section 16.02, each Holder of Notes will have the right to elect that such Holder’s Notes will not be subject to the Tax Redemption. If a Holder elects that its Notes will not be subject to the Tax Redemption, neither the Guarantor nor the Company will be required to pay Additional Amounts with respect to payments made in respect of such Notes following the Tax Redemption Date, and all subsequent payments in respect of such Notes will be subject to any tax required to be withheld or deducted under the laws of a Relevant Taxing Jurisdiction. The obligation to pay Additional Amounts to any electing Holder for payments made in periods prior to the Tax Redemption Date shall remain subject to the exceptions set forth under Section 4.10. Holders must exercise their option to elect to avoid the Tax Redemption by written notice thereof to the Trustee no later than the 15th calendar day prior to the Tax Redemption Date; provided that a Holder complying with the requirements for exchange pursuant to Section 14.02 before the close of business on the second Scheduled Trading Day immediately preceding the Tax Redemption Date shall be deemed to have validly delivered a notice of its election not to have its Notes redeemed in the Tax Redemption, and the Company or the Guarantor, as applicable, will pay Additional Amounts, if any are due, with respect to such Holder’s exchange of its Notes. If no election is made or deemed to have been made, the Holder will have its Notes redeemed without any further action.
Section 16.05    Restrictions on Tax Redemption. The Company may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded, on or prior to the Tax Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes).
ARTICLE 17
Optional Redemption

Section 17.01    Optional Redemption on or after November 6, 2020. Except as set forth in Article 16, the Notes shall not be redeemable by the Company prior to November 6, 2020. On or after November 6, 2020, and prior to the 41st Scheduled Trading Day immediately preceding the Maturity Date, the Company may, at its option, redeem (an “Optional Redemption”) for cash all or any portion of the Notes, at the Redemption Price, if the Last Reported Sale Price of the Class A Ordinary Shares has been at least 130% of the Exchange Price then in effect for at least 20 Trading Days (whether or not consecutive), including the Trading Day immediately preceding the date on which the Company provides a Notice of Optional Redemption, during any 30 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date on which the Company provides the Notice of Optional Redemption in accordance with Section 17.02.
Section 17.02    Notice of Optional Redemption; Selection of Notes.
(a)    At least 45 scheduled Trading Days but not more than 60 Trading Days prior to a Redemption Date in connection with an Optional Redemption, the Company shall provide a written notice (a “Notice of Optional Redemption,” and the date for Optional Redemption specified in such notice, the “Optional Redemption Date”) to the Trustee, the Exchange Agent (if other than the Trustee), the paying agent and each Holder of Notes. The Optional Redemption Date must be a Business Day.
(b)    Each Notice of Optional Redemption shall specify:
(i)    the Optional Redemption Date;
(ii)    the Redemption Price;
(iii)    the place or places where such Notes are to be surrendered for payment of the Redemption Price;
(iv)    that on the Optional Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that the interest thereon, if any, shall cease to accrue on and after the Optional Redemption Date;
(v)    that Holders may surrender all or any portion of their Notes for exchange at any time from the date of the Notice of Optional Redemption to the close of business on the second Scheduled Trading Day immediately preceding the Optional Redemption Date or, if the Company fails to pay the Redemption Price, the close of business on the Business Day immediately preceding such later date on which the Company pays the Redemption Price;
(vi)    the procedures an exchanging Holder must follow to exchange its Notes;
(vii)    the Exchange Rate (including any Additional Shares added thereto for Holders that exchange their Notes during the relevant Redemption Period); and
(viii)    the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes.
(ix)    In case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and that, on and after the Optional Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued, which principal amount must be $1,000 or an integral multiple thereof.
A Redemption Notice shall be irrevocable.
(c)    If fewer than all of the outstanding Notes are to be redeemed, the Notes to be redeemed will be selected according to the Applicable Procedures, in the case of Notes represented by a Global Note, or, in the case of Notes represented by Physical Notes, the Trustee shall select, pro rata or by lot, Notes to be redeemed in whole or in part. If any Note selected for partial redemption is submitted for exchange in part after such selection, the portion of the Note submitted for exchange shall be deemed (so far as may be possible) to be the portion selected for redemption, subject, in the case of Notes represented by a Global Note, to the Applicable Procedures.
Section 17.03    Payment of Notes Called for Optional Redemption.
(a)    If any Redemption Notice has been given in respect of the Notes in accordance with Section 17.02, the Notes shall become due and payable on the related Optional Redemption Date at the place or places stated in the related Optional Redemption Notice and at the applicable Redemption Price. On presentation and surrender of the Notes at the place or places stated in an applicable Optional Redemption Notice, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price.
(b)    Prior to 11:00 a.m., New York City time, on the Optional Redemption Date, the Company shall deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) an amount of cash sufficient to pay the Redemption Price of all of the Notes to be redeemed on such Optional Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made on the Optional Redemption Date for such Notes. The Trustee (or other Paying Agent appointed by the Company) shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.
Section 17.04    Restrictions on Optional Redemption. The Company may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded, on or prior to the Optional Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes).

ARTICLE 18
Miscellaneous Provisions
Section 18.01    Provisions Binding on Company’s and Guarantor’s Successors. Subject to Article 11, all the covenants, stipulations, promises and agreements of the Company and the Guarantor contained in this Indenture shall bind their respective successors and assigns whether so expressed or not.
Section 18.02    Official Acts by Successor Person. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company or Guarantor shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company or the Guarantor, as applicable.
Section 18.03    Addresses for Notices, Etc. Any notice or communication to the Company, the Guarantor or the Trustee shall be sufficiently given if in writing in English and delivered in person or mailed by certified or registered mail (return receipt requested), e-mail in PDF format, facsimile, telecopier or overnight courier guaranteeing next day delivery, addressed as follows:
If to the Company or the Guarantor:
1098 Harrison Street
San Francisco, California 94103
Attention: Secretary
If to the Trustee:
U.S. Bank National Association
1 California Street, Suite 1000
San Francisco, CA 94111
Attention: Corporate Trust Services
Facsimile: 415-677-3769

The Company, the Guarantor or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.
The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail in PDF format, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company or the Guarantor elects to give the Trustee e-mail in PDF format or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its reasonable discretion elects to act upon such instructions, the Trustee’s reasonable understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. Each of the Company and the Guarantor agrees to assume all risks arising out of incidents of actual use by the Company and the Guarantor of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions and the risk of interception by third parties.
All notices and communications described above shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when sent, if by e-mail in PDF format; when receipt acknowledged, if faxed or telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight courier guaranteeing next day delivery.
Any notice or communication delivered or to be delivered to a Holder of Physical Notes shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed. Any notice or communication delivered or to be delivered to a Holder of Global Notes shall be delivered in accordance with the Applicable Procedures and shall be sufficiently given to it if so delivered within the time prescribed.
Failure to mail or deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed or delivered, as the case may be, in the manner provided above, it is duly given, whether or not the addressee receives it.
In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
Section 18.04    Governing Law; Jurisdiction. THIS INDENTURE, THE GUARANTEE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE, THE GUARANTEE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD APPLY THE LAWS OF ANOTHER JURISDICTION).
By the execution and delivery of this Indenture, the Guarantor hereby appoints the Company as its agent upon which process may be served in any legal action or proceeding by the Trustee or by any Holder arising out of or relating to the Notes or this Indenture (but for that purposes only), which may be instituted in any Federal or State court in the Borough of Manhattan, the City of New York, and each of the Company and the Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of any such court in respect of any such legal action or proceeding. Service of process upon such agent at the address listed above, as such address may be changed by written notice given by such agent to the Trustee, together with a written notice of such service mailed or delivered to the Guarantor addressed as provided by Section 18.03, shall be deemed in every respect effective service of process upon the Guarantor, as applicable, in any such legal action or proceeding. The Guarantor reserves the right to appoint another Person selected in its discretion as a successor agent, and upon acceptance of such appointment by such a successor, the appointment of the prior agent shall terminate. The Guarantor further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of such agent or successor in full force and effect until this Indenture has been satisfied or discharged in accordance with Article 3.
Section 18.05    Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall, if requested by the Trustee, furnish to the Trustee an Officer’s Certificate and Opinion of Counsel stating that such action is permitted by the terms of this Indenture; provided that no Opinion of Counsel shall be required to be delivered in connection with the removal of the restricted CUSIP of the Restricted Securities to an unrestricted CUSIP pursuant to the applicable procedures of the Depositary upon the Notes becoming freely tradable by non-Affiliates of the Company under Rule 144, unless either a new Note is to be issued and authenticated (in which case the Opinion of Counsel required by Section 2.04 shall be delivered) or the Note is deemed to be represented by the unrestricted CUSIP pursuant to the procedures set forth in footnote 1 of the Note (in which case an Opinion of Counsel with respect to those procedures shall be delivered). With respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.
Each Officer’s Certificate provided for, by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with this Indenture (other than the Officer’s Certificates provided for in Section 4.08) shall include (i) a statement that the person signing such certificate is familiar with the requested action and this Indenture; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (iii) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such action is permitted by this Indenture; and (iv) a statement as to whether or not, in the judgment of such person, such action is permitted by this Indenture.
Notwithstanding anything to the contrary in this Section 18.05, if any provision in this Indenture specifically provides that the Trustee shall or may receive an Opinion of Counsel in connection with any action to be taken by the Trustee or the Company hereunder, the Trustee shall be entitled to, or entitled to request, such Opinion of Counsel.
Section 18.06    Legal Holidays. In any case where any Interest Payment Date, any Fundamental Change Repurchase Date or the Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.
Section 18.07    No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.
Section 18.08    Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent, any Exchange Agent, any authenticating agent, any Note Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.
Section 18.09    Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
Section 18.10    Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 10.04 and Section 15.04 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.08.
Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 18.10, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.
Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall deliver notice of such appointment to all Holders.
The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.
The provisions of Section 7.02, Section 7.03, Section 7.04, Section 8.03 and this Section 18.10 shall be applicable to any authenticating agent.
If an authenticating agent is appointed pursuant to this Section 18.10, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:
__________________________,

as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.
By: ____________________

Authorized Officer
Section 18.11    Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
Section 18.12    Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.
Section 18.13    Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE GUARANTEE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 18.14    Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
Section 18.15    Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Stock Price, the Last Reported Sale Prices of the Class A Ordinary Shares, the Daily VWAPs, the Daily Exchange Values, accrued interest payable on the Notes, any Additional Interest payable on the Notes, the Fundamental Change Repurchase Price, the Redemption Price and the Exchange Rate of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. Upon request, the Company shall provide a schedule of its calculations to each of the Trustee and the Exchange Agent, and each of the Trustee and Exchange Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of Notes upon the request of that Holder at the sole cost and expense of the Company.
Section 18.16    USA PATRIOT Act. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Trustee is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agree to provide to the Trustee, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with Applicable Law.
Section 18.17    Tax Withholding. Subject in all respects to Section 4.10 of this Indenture, the Company, the Guarantor or the Trustee, as the case may be, shall be entitled to make a deduction or withholding from any payment which it makes under this Indenture, the Notes or the Guarantee for or on account of any present or future taxes, duties or charges if and to the extent so required by any applicable law and any current or future regulations or agreements thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto or by virtue of the relevant Holder or beneficial owner of a Note failing to satisfy any certification or other requirements in respect of the Notes, in which event the Company, the Guarantor or the Trustee, as the case may be, shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted and shall have no obligation to gross up any payment hereunder or pay any additional amount as a result of such withholding tax.

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as a deed as of the date first written above.

ATLASSIAN, INC., as Issuer
By:	/s/James Beer
Name: James Beer
Title: Chief Financial Officer

Executed as a Deed by
ATLASSIAN CORPORATION PLC, as guarantor acting by

Enrique Salem    /s/Enrique Salem
(Signature of director)

and         /s/Thomas Kennedy
Thomas Kennedy            (Signature of secretary)

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/David A. Jason
Name: David A. Jason
Title: Vice President

EXHIBIT A
[FORM OF FACE OF NOTE]
[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]
[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]
[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]
[THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT (“RULE 144A”)) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, (2) AGREES FOR THE BENEFIT OF ATLASSIAN, INC. (THE “ISSUER”) AND ATLASSIAN CORPORATION PLC (“ATLASSIAN”) ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR FOR WHICH IT HAS ACQUIRED SECURITIES NOT TO OFFER, SELL PLEDGE, OR OTHERWISE TRANSFER SUCH SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS THE LATER OF (X) THE DATE THAT IS ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE NOTES (OR SUCH SHORTER PERIOD AS IS PRESCRIBED BY RULE 144 UNDER THE SECURITIES ACT AS THEN IN EFFECT OR ANY SUCCESSOR RULE WITHOUT ANY VOLUME OR MANNER OF SALE RESTRICTIONS OR COMPLIANCE BY THE ISSUER OR ATLASSIAN WITH ANY CURRENT PUBLIC INFORMATION REQUIREMENTS THEREUNDER) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT (A) TO THE ISSUER, ATLASSIAN OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT, (C) FOR SO LONG AS THE

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SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OR LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND ANY APPLICABLE LOCAL LAWS AND REGULATIONS AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED, THAT THE ISSUER, THE TRUSTEE AND THE TRANSFER AGENT SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE REVERSE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.]

1The Restrictive Legend set forth on this page [Insert if a Global Note: (other than the first paragraph hereof)] shall be deemed removed from the face of this Note, without further action of the Company, the Trustee or the Holder(s) of this Note, at such time when the Company delivers written notice to the Trustee of such deemed removal pursuant to Section 2.05(c) of the within-mentioned Indenture.

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ATLASSIAN, INC.

0.625% Cash Exchangeable Senior Note due 2023
No. [_____]    [Initially] $[_________]
CUSIP No. [_____]
Atlassian, Inc., a company incorporated under the laws of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.] [_______], or registered assigns, the principal sum of $[_________] [or such greater or lesser amount as set forth in the “Schedule of Transfers and Exchanges of Notes” attached hereto], on May 1, 2023, and interest thereon as set forth below.
This Note shall bear interest at the rate of 0.625% per year from April 27, 2018, or from the most recent date to which interest has been paid or provided for to, but excluding, the next scheduled Interest Payment Date until May 1, 2023. Interest is payable semi-annually in arrears on each May 1 and November 1, commencing on November 1, 2018, to Holders of record at the close of business on the preceding April 15 and October 15 (whether or not such day is a Business Day), respectively. Accrued interest on this Note shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of actual days elapsed over a 30-day month. Additional Interest will be payable as set forth in Section 4.06(e) and Section 6.04 of the within-mentioned Indenture, and, unless the context otherwise requires, any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of such Section 4.06(e) and Section 6.04, and, unless the context otherwise requires, any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made. If any Interest Payment Date, any Fundamental Change Repurchase Date or the Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.

2 Include if a global note.
3At such time as the Company notifies the Trustee of the deemed removal of the legend set forth on the immediately preceding page [Insert if a Global Note: (other than the first paragraph thereof)] pursuant to Section 2.05(c) of the within-mentioned Indenture, the CUSIP number for this Note shall be deemed to be CUSIP No. [_______].

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4Include if a global note.
5Include if a physical note.
6 Include if a global note.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(c) of the Indenture.
The Company shall pay the principal of and interest on this Note, if and so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Note Registrar in respect of the Notes and its Corporate Trust Office, as a place where Notes may be presented for payment or for registration of transfer and exchange.
Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to exchange this Note into cash on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
THIS NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE, SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD APPLY THE LAWS OF ANOTHER JURISDICTION).
In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern to the extent of such conflict.
This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.
[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

ATLASSIAN, INC., as Issuer
By:
Name:
Title:

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Dated:
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
U.S. BANK NATIONAL ASSOCIATION,
as Trustee, certifies that this is one of the Notes described in the within-named Indenture.
By: [ ]
By:_______________________________

Authorized Officer

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[FORM OF REVERSE OF NOTE]
ATLASSIAN, INC.
0.625% Exchangeable Senior Note due 2023
This Note is one of a duly authorized issue of Notes of the Company, designated as its 0.625% Cash Exchangeable Senior Notes due 2023 (the “Notes”), initially limited to the aggregate principal amount of $850,000,000 (as increased by an amount equal to the aggregate principal amount of any additional Notes purchased by the Initial Purchasers pursuant to the exercise of their option to purchase additional Notes as set forth in the Purchase Agreement), all issued or to be issued under and pursuant to an Indenture dated as of April 27, 2018 (the “Indenture”), among the Company, the Guarantor and U.S. Bank National Association (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Guarantor and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.
In case certain Events of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.
Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date, the Redemption Price on any Redemption Date and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.
The Indenture contains provisions permitting the Company, the Guarantor and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.
Each Holder shall have the contractual right to receive payment of (x) the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon exchange of, this Note, on or after the respective due dates expressed or provided for in this Note or in the Indenture, and the

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contractual right to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates, shall not be amended without the consent of each Holder..
The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge by the exchanging Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp, stamp duty, stamp duty reserve tax or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange being different from the name of the Holder of the old Notes surrendered for such exchange.
The Notes are not subject to redemption through the operation of any sinking fund. Under certain circumstances specified in the Indenture, the Notes will be subject to redemption by the Company at the Redemption Price.
Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.
Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to exchange any Notes or portion thereof that is $1,000 or an integral multiple thereof, into cash at the Exchange Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.
Terms used in this Note and defined in the Indenture are used herein as therein defined.

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ABBREVIATIONS
The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM = as tenants in common
UNIF GIFT MIN ACT = Uniform Gifts to Minors Act
CUST = Custodian
TEN ENT = as tenants by the entireties
JT TEN = joint tenants with right of survivorship and not as tenants in common
Additional abbreviations may also be used though not in the above list.

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GUARANTEE
Atlassian Corporation Plc, a public limited company organized under the laws of England and Wales, fully and unconditionally guarantees to the Holder of this Security, upon the terms and subject to the conditions and limitations set forth in the Indenture referenced on the reverse hereof, the Guarantee Obligations (as defined in Section 13.01 of the Indenture). The obligations of the Guarantor to the Holders of the Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 13 of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee. Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

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IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed as a deed.
Dated:

ATLASSIAN CORPORATION PLC
By:
Name:
Title:

By:
Name:
Title:

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SCHEDULE A
SCHEDULE OF TRANSFERS AND EXCHANGES OF NOTES

ATLASSIAN, INC.
0.625% Cash Exchangeable Senior Notes due 2023
The initial principal amount of this Global Note is__________ DOLLARS ($_________). The following increases or decreases in this Global Note have been made:

Date of transfer or exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

7 Include if a global note.

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ATTACHMENT 1
FORM OF NOTICE OF EXCHANGE
To:     ATLASSIAN, INC.

    U.S. BANK NATIONAL ASSOCIATION, as Exchange Agent
The undersigned registered owner of this Note hereby exercises the option to exchange this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, for cash in accordance with the terms of the Indenture referred to in this Note, and directs that cash payable upon such exchange and any Notes representing any unexchanged principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any portion of this Note not exchanged is to be issued in the name of a Person other than the undersigned or the name of a Person on behalf of the undersigned, the undersigned will pay all documentary, stamp, stamp duty, stamp duty reserve tax or similar issue or transfer taxes, if any, in accordance with Sections 2.05, 2.06 and/or Section 14.02(d) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.
Dated:    _____________________    ________________________________
________________________________

    Signature(s)
___________________________

Signature Guarantee
Signature(s) must be guaranteed
by an eligible Guarantor Institution
(banks, stock brokers, savings and
loan associations and credit unions)
with membership in an approved
signature guarantee medallion program
pursuant to Securities and Exchange
Commission Rule 17Ad-15 if shares
of the Class A Ordinary Shares are to be issued, or
Notes are to be delivered, other than
to and in the name of the registered holder.

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Fill in for registration of shares if
to be issued, and Notes if to
be delivered, other than to and in the
name of the registered holder:
_________________________

(Name)
_________________________

(Street Address)
_________________________

(City, State and Zip Code)

Please print name and address
Principal amount to be exchanged (if less than all):
$______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.
_________________________

Social Security or Other Taxpayer

Identification Number

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ATTACHMENT 2
FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE
To:     ATLASSIAN, INC.

    U.S. BANK NATIONAL ASSOCIATION, as Exchange Agent
The undersigned registered owner of this Note hereby acknowledges receipt of a notice from or on behalf of Atlassian, Inc. (the “Company”) as to the occurrence of a Fundamental Change and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.02 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.
In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:
Dated:    _____________________
________________________________

    Signature(s)
_________________________
Social Security or Other Taxpayer
Identification Number
Principal amount to be repaid (if less than all): $______,000
NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

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ATTACHMENT 3
FORM OF ASSIGNMENT AND TRANSFER
For value received ____________________________ hereby sell(s), assign(s) and transfer(s) unto _________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints _____________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.
In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

□	To Atlassian, Inc., Atlassian Corporation Plc or a subsidiary thereof; or

□	Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended (the “Securities Act”); or

□
To a person it reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) to whom notice is given that the transfer is being made in reliance on Rule 144A; or

□	Pursuant to any other available exemption from the registration requirements of the Securities Act.

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Dated: ________________________
_____________________________________
_____________________________________
Signature(s)
_____________________________________
Signature Guarantee
Signature(s) must be guaranteed by an
eligible Guarantor Institution (banks, stock
brokers, savings and loan associations and
credit unions) with membership in an approved
signature guarantee medallion program pursuant
to Securities and Exchange Commission
Rule 17Ad-15 if Notes are to be delivered, other
than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

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